UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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KINDRED HEALTHCARE, INC.

April 1, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc., to be held at 10:00 a.m. (EDT) on Thursday, May 22, 2008, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

In accordance with rules recently adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the 2008 Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to vote by submitting your proxy over the Internet, by telephone or by mail. Please refer to the Notice of Internet Availability of Proxy Materials for more detailed voting instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of our Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

Paul J. Diaz

President and Chief Executive Officer

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202-2412

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2008

To the Shareholders of Kindred Healthcare, Inc.:

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m. (EDT) on Thursday, May 22, 2008, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412 for the following purposes:

(1)	To elect a board of eight directors;

(2)	To amend and restate the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated to increase the number of authorized shares by 1.5 million shares;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2008; and

(4)	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 28, 2008 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

April 1, 2008

Paul J. Diaz

President and Chief Executive Officer

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2008

GENERAL INFORMATION

This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Kindred Healthcare, Inc. (“Kindred” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m. (EDT) on May 22, 2008, at the Company’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412, and at any adjournment or postponement thereof. Only shareholders of record on the books of the Company at the close of business on March 28, 2008 will be entitled to notice of, and to vote at, the Annual Meeting. This proxy statement is dated April 1, 2008 and was first made available to shareholders on or about April 8, 2008.

Proxies are solicited by the Board of Directors in order to provide each shareholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not he or she attends the Annual Meeting in person. When your proxy is properly executed, the shares represented by the corresponding proxy card will be voted in accordance with your directions. If your proxy does not specify a choice, the shares will be voted as recommended by the Board of Directors.

The cost of preparing, assembling, posting and mailing the Notice of Internet Availability of Proxy Materials (including the notice of Annual Meeting), proxy statement and proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person, by telephone or other electronic means. Furthermore, the Company has retained Georgeson Inc., an investor relations firm to solicit proxies from brokers, banks and institutional holders by telephone or mail. The Company does not anticipate the fees paid to Georgeson, exclusive of reimbursement of costs, will exceed $25,000. Kindred will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of the Company’s common stock.

In accordance with rules recently adopted by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. Accordingly, on or about April 8, 2008, the Company is mailing to its record and beneficial shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of the Company’s proxy materials for the 2008 Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

Revocability of Proxy

Executing and returning your proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the Annual Meeting, thereby effectively canceling any proxies previously given. In addition, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary of the Company any instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

Voting Rights and Outstanding Shares

Each share of common stock, $0.25 par value (“Common Stock”), of the Company outstanding at the close of business on March 28, 2008 is entitled to one vote at the Annual Meeting. As of March 28, 2008, there were 38,510,584 shares of Common Stock outstanding.

The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of all business at the Annual Meeting. Each director-nominee listed in this proxy statement will be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy will be necessary (1) to amend and restate the Company’s 2001 Stock Incentive Plan, Amended and Restated (the “Equity Incentive Plan”), (2) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008, and (3) to approve any other matters that may properly come before the Annual Meeting for shareholder consideration. Abstentions and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner (“Broker Non-Votes”) are counted in determining whether a quorum is present. In the election of directors, abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to any matters submitted to the shareholders for their consideration other than the election of directors, abstentions will be counted as shares present and entitled to vote on such proposals in determining whether the proposals have received the requisite number of favorable votes, but Broker Non-Votes will not be counted as shares present and entitled to vote on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, but Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the shareholders. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who also will determine whether a quorum is present.

1.    PROPOSAL TO ELECT DIRECTORS

The Board of Directors of the Company (the “Board” or the “Board of Directors”) currently consists of nine persons. Mr. Michael J. Embler, a current director, has indicated that he will resign from the Board effective April 24, 2008. The Board of Directors has amended the Company’s bylaws to reduce the size of the Board from nine to eight members effective upon Mr. Embler’s resignation. The Board of Directors has nominated the eight persons listed below to be elected as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company’s bylaws, until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees For Director

EDWARD L. KUNTZ (62) has served as the Executive Chairman of the Board of Directors since January 1, 2004. He served as the Company’s Chairman of the Board and Chief Executive Officer from January 1999 to December 31, 2003. He served as President of the Company from November 1998 until January 2002. He also served as Chief Operating Officer and a director of the Company from November 1998 to January 1999. Mr. Kuntz is a director of Rotech Healthcare, Inc., a provider of home medical equipment and related products and services, and PharMerica Corporation (“PharMerica”), an institutional pharmacy services provider. Mr. Kuntz has notified PharMerica that he will resign from its board of directors effective at its 2008 annual meeting of shareholders.

ANN C. BERZIN (55) has served as a director of the Company since November 2006. Ms. Berzin served from 1992 to 2001 as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company, then a subsidiary of General Electric Capital Corporation. Ms. Berzin is a director of Ingersoll-Rand Company, a worldwide climate control, industrial solutions, infrastructure development and security products company, and Constellation Energy Group, Inc., the largest wholesale power seller and competitive supplier of electricity to large commercial and industrial customers in the United States. (1)(2)(3)

THOMAS P. COOPER, M.D. (63) has served as a director of the Company since May 2003. Dr. Cooper is the founder and Chairman of Vericare, Inc., a provider of mental health services to patients in long-term care facilities, since 1991. Dr. Cooper also is an adjunct professor at the Columbia University School of Business. Dr. Cooper is a director of Hanger Orthopedic Group, Inc., the largest operator of orthotic and prosthetic patient care centers in the United States, and IPC The Hospitalist Company, Inc., a leading provider of hospitalist services in the United States. (2)(4)

PAUL J. DIAZ (46) has served as a director of the Company since May 2002, as Chief Executive Officer of the Company since January 1, 2004 and as President of the Company since January 2002. He served as the Chief Operating Officer of the Company from January 2002 to December 31, 2003. Mr. Diaz is a director of Davita, Inc., a provider of dialysis services for patients suffering from chronic kidney failure, and PharMerica. Mr. Diaz has notified PharMerica that he will resign from its board of directors effective at its 2008 annual meeting of shareholders.

GARRY N. GARRISON (61) has served as a director of the Company since April 2001. From 1997 to 2000, Mr. Garrison served as Senior Vice President of Dynamic Healthcare Solutions, Inc., a venture capital firm specializing in high-growth, health related businesses. (2)(4)

ISAAC KAUFMAN (60), a certified public accountant, has served as a director of the Company since April 2001. Since September 1998, Mr. Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center. Mr. Kaufman is a director of TransWorld Entertainment Corporation, a leading specialty retailer of music and video products, and Hanger Orthopedic Group, Inc., the largest operator of orthotic and prosthetic patient care centers in the United States. (1)(2)(3)

JOHN H. KLEIN (61) has served as a director of the Company since April 2001. Mr. Klein has served as Chairman and Chief Executive Officer of DAVA Pharmaceuticals, Inc., a generic pharmaceutical company, since March 2004. He also has served as Chairman and Managing Director of Aston Partners, a private equity fund, since 2001. He has been the Chairman and Chief Executive Officer of Strategic Business and Technology Solutions, LLC, a strategic business and technology advisory firm, since June 1998. Mr. Klein also has served as the Chairman and Chief Executive Officer of BI Logix, Inc., a business intelligence software solutions company, since May 1998. In addition, he has served as Chairman and Chief Executive Officer of DentalLine.com, a group benefit and internet company, since July 1999. (1)(2)(5)

EDDY J. ROGERS, JR. (67) has served as a director of the Company since August 2003. Mr. Rogers has been a partner with the law firm of Andrews Kurth LLP since October 2001. (1)(2)(3)

(1)	Member of the Audit Committee, of which Mr. Kaufman is Chairman.
(2)	Member of the Executive Compensation Committee, of which Mr. Klein is Chairman.
(3)	Member of the Nominating and Governance Committee, of which Mr. Rogers is Chairman.
(4)	Member of the Compliance and Quality Committee, of which Dr. Cooper is Chairman.
(5)	Mr. Klein serves as the lead independent director for the Board of Directors.

The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Directors’ ages are given as of January 1, 2008.

SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED BY PROXIES EXECUTED AND RETURNED PURSUANT TO THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have the authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors has determined that the following seven directors are independent, as defined under the listing standards of the New York Stock Exchange (“NYSE”): Ms. Ann C. Berzin, Thomas P. Cooper, M.D., Mr. Michael J. Embler, Mr. Garry N. Garrison, Mr. Isaac Kaufman, Mr. John H. Klein and Mr. Eddy J. Rogers, Jr. These independent directors have regularly scheduled meetings at which members of management are not present. Mr. Klein presides as chairman of these meetings in his capacity as the Company’s lead independent director.

The Board’s independence determination was based on a review in which each director’s independence was evaluated on a case-by-case basis. In performing the independence evaluations, the Board considers any matters that could affect the ability of each outside director to exercise independent judgment in discharging his or her responsibilities as a director, including all transactions and relationships between each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation and the Company, its subsidiaries and its management. Any such matters are evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. In addition, the Board also considers any other transactions, relationships or arrangements that could affect director independence. For 2007, the Board identified no such matters, transactions, relationships or arrangements.

During 2007, the Board of Directors held ten meetings, including six regular and four special meetings. Each director attended more than 75% of the total number of meetings of the Board and the applicable committees during the periods on which each served.

The Board of Directors has established an Audit Committee, a Compliance and Quality Committee, an Executive Compensation Committee, and a Nominating and Governance Committee. Each committee has a written charter which is available on the Company’s website at www.kindredhealthcare.com. The Company’s Corporate Governance Guidelines also are available on the Company’s website at www.kindredhealthcare.com. Information on the Company’s website is not part of this proxy statement. Shareholders may request a copy of the charters or the Corporate Governance Guidelines by contacting the Company, care of the Corporate Secretary, at the Company’s principal office.

Audit Committee.    The Audit Committee has four members consisting of Mr. Isaac Kaufman (Chairman), Ms. Ann C. Berzin, Mr. John H. Klein and Mr. Eddy J. Rogers, Jr. Each member of the Audit Committee is independent as defined under the listing standards of the NYSE. The Board of Directors has determined that Mr. Kaufman is the Audit Committee’s financial expert as defined in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held nine meetings during 2007. The Audit Committee assists the Board of Directors in monitoring (1) the adequacy of the Company’s system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company’s financial reporting; (2) the independent registered public accounting firm’s qualifications and independence; and (3) the performance of the Company’s internal audit function and independent registered public accounting firm.

Compliance and Quality Committee.    The Compliance and Quality Committee has three members consisting of Thomas P. Cooper, M.D. (Chairman), Mr. Michael J. Embler and Mr. Garry N. Garrison. Each member of the Compliance and Quality Committee is independent as defined under the listing standards of the NYSE. The Compliance and Quality Committee held five meetings in 2007. The Compliance and Quality Committee assists the Board of Directors in monitoring (1) the Company’s compliance with applicable laws, regulations and policies; (2) the Company’s compliance with its Code of Conduct; and (3) the Company’s programs, policies and procedures that support and enhance the quality of care provided by the Company.

Executive Compensation Committee.    The Executive Compensation Committee has seven members. Mr. John H. Klein (Chairman), Thomas P. Cooper, M.D., Mr. Michael J. Embler and Mr. Garry N. Garrison served for all of 2007, and Ms. Ann C. Berzin, Mr. Isaac Kaufman and Mr. Eddy J. Rogers were appointed to the Executive Compensation Committee on December 10, 2007. Each member of the Executive Compensation Committee is independent as defined under the listing standards of the NYSE, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee held nine meetings in 2007. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and the investment community by ensuring that the Company’s key executives, officers and Board members are compensated in accordance with the Company’s overall compensation policies and executive compensation policy. The Executive Compensation Committee recommends and approves compensation policies, programs and pay levels that are necessary to support the Company’s objectives and that are rational and reasonable to the value of the services rendered. The Executive Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in the proxy statement and, based on such review, determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Furthermore, the Executive Compensation Committee prepares the “Compensation Committee Report” that begins on page 44 of this proxy statement.

The Executive Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of our Chief Executive Officer in making recommendations to the Executive Compensation Committee and the role of compensation consultants in assisting the Executive Compensation Committee in its functions, are more fully described in the “Compensation Discussion and Analysis” section that begins on page 11 of this proxy statement.

Nominating and Governance Committee.    The Nominating and Governance Committee has four members consisting of Mr. Eddy J. Rogers, Jr. (Chairman), Ms. Ann C. Berzin, Mr. Michael J. Embler and Mr. Isaac Kaufman. Mr. Klein served on the Committee as Chairman until April 24, 2007. Each member of the Nominating and Governance Committee is independent as defined under the listing standards of the NYSE. The Nominating and Governance Committee held four meetings in 2007. The Nominating and Governance Committee assists the Board of Directors by (1) identifying individuals qualified to become Board members, approving the director nominees for the next annual meeting of shareholders and approving nominees to fill vacancies on the Board; (2) recommending to the Board nominees for director and chairperson(s) for each committee; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board the corporate governance guidelines applicable to the Company. The Nominating and Governance Committee also recommends to the Board of Directors whether or not to accept the expected resignation of any director who fails to receive the required vote for re-election in any uncontested election as set forth in the Company’s bylaws and Corporate Governance Guidelines, or whether other action should be taken.

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by shareholders in accordance with the procedures set forth below and who appear to be qualified to serve on the Company’s Board of Directors. The Committee has not established any specific qualifications for directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. There have been no material changes to the procedures by which shareholders may recommend director candidates since the Company last disclosed such procedures.

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Governance Committee, care of the Corporate Secretary, at the Company’s principal office:

1.    The name of the person recommended as a director candidate;

2.    All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

3.    The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.    As to the shareholder making the recommendation, the name and address, as they appear on the Company’s records, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock, and the number and class of all shares of each class of stock of the Company owned of record or beneficially by such holder; and

5.    A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders to be held in 2009, the recommendation must be received in accordance with the requirements for other shareholder proposals. See “Shareholder Proposals and Director Nominations.”

The Nominating and Governance Committee has generally identified director nominees based upon suggestions by outside directors, members of management and/or shareholders, and has interviewed and evaluated those persons on its own. On occasion, the Company engages outside search firms to identify and screen potential director candidates. The Company seeks directors who possess integrity, a high level of education and business experience, broad-based business acumen, an understanding of the Company’s business and the healthcare industry generally, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and backgrounds. The Nominating and Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

Attendance at the Annual Meeting.    The Board of Directors does not require directors to attend the annual meeting of shareholders. All of the members of the Board of Directors attended the 2007 annual meeting of shareholders.

CODE OF ETHICS AND RELATED PERSON TRANSACTIONS

Code of Ethics

The Company has adopted a Code of Conduct that serves as its code of ethics and applies to all of the Company’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer, and certain other persons performing similar functions. The text of the Company’s Code of Conduct is posted on the Company’s website located at www.kindredhealthcare.com under the “Investor Information” section and is available in print to any requesting shareholder. In addition, the Company intends to disclose on its website (1) the nature of any amendment to a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions and (2) the nature of any waiver, including an implied waiver, from provisions of the Code of Conduct that is granted to one of these specified individuals (which may only be made by the Board of Directors or a Board committee), the name of the person to whom the waiver was granted and the date of the waiver. Such disclosure will be made within four business days following the date of the applicable amendment or waiver. Information contained on the Company’s website is not part of this proxy statement.

The Company’s Code of Conduct generally prohibits the Company’s directors, executive officers and employees from engaging in activities that conflict with the interests of the Company and the residents and patients served by the Company. Unless otherwise approved in accordance with the requirements of the Code of Conduct, the Company’s directors, executive officers and employees are prohibited, among other things, from (1) having a direct or indirect financial or business interest in any entity that does business with the Company, (2) having a direct or indirect financial or business interest in any transaction between the Company and a third party, and (3) serving as a director, officer, employee or consultant of an organization that does business with the Company.

To facilitate compliance with these prohibitions, the Code of Conduct requires that individuals report to their supervisors, or to the Board in the case of directors and executive officers, circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. In addition, each director and executive officer annually confirms to the Company certain information about related person transactions as part of the preparation of the Company’s Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions also must confirm such information. In addition, management reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of the Company’s voting securities.

During 2007 the Company spun off its institutional pharmacy business, Kindred Pharmacy Services (“KPS”), and simultaneously merged it with AmerisourceBergen Corporation’s institutional pharmacy business, PharMerica Long-Term Care (the “KPS Spin-off”), to form a new, independent, publicly traded company, PharMerica. In connection with the KPS Spin-off, Messrs. Kuntz and Diaz were requested to serve on the PharMerica board of directors. Following the KPS Spin-off, PharMerica serves as the primary supplier of institutional pharmacy products and services to the Company’s skilled nursing facilities and pharmacy management services to the Company’s hospitals. In addition, the Company serves as PharMerica’s exclusive provider of information services and support related to information technology infrastructure and financial systems. The Company also provides certain corporate administrative services on a transitional basis to PharMerica. The independent directors of the Board reviewed the applicable standards under the Company’s Code of Conduct with respect to such service and authorized Messrs. Kuntz and Diaz to become directors of PharMerica. Messrs. Kuntz and Diaz agreed to serve as directors no longer than through the 2008 annual meeting of PharMerica’s shareholders unless such authority was reapproved by the Company’s independent directors. Messrs. Kuntz and Diaz have notified PharMerica that each will resign from PharMerica’s board of directors effective at its 2008 annual meeting of shareholders. Messrs. Kuntz and Diaz have also agreed they would resign from PharMerica’s board of directors earlier if requested by the Company’s Nominating and Governance Committee.

Related Party Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, the Audit Committee evaluates each related person transaction involving a director or executive officer for the purpose of determining whether to recommend to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy, and whether they should be ratified and approved by the Board. The Audit Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders.

Relevant factors include:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether the terms have been negotiated at arm’s-length and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the amount involved and the expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Approval by the Company’s Board of Directors of any related person transaction involving a director also must be made in accordance with applicable law and the Company’s organizational documents as from time to time in effect. When a vote of the disinterested directors is required, such vote is called only following full disclosure to such directors of the facts and circumstances of the relevant related person transaction.

Transactions that are not approved or ratified as required by the Code of Conduct are subject to termination by the Company, if so directed by an employee’s supervisor, the Audit Committee or the Board of Directors, as applicable, taking into account such factors as such individual or body deems appropriate and relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 1, 2008 (except as otherwise noted), by (1) each person who is a director or nominee for director, (2) each of the Company’s Named Executive Officers (as defined herein), (3) all of the persons who are directors and executive officers of the Company, as a group, and (4) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors, Nominees and Named Executive Officers
Edward L. Kuntz	305,109	*
Paul J. Diaz	1,227,674	3.1%
Ann C. Berzin	9,042	*
Thomas P. Cooper, M.D.	39,792	*
Michael J. Embler (2)	7,621,371	19.8%
Garry N. Garrison	62,037	*
Isaac Kaufman	62,037	*
John H. Klein	62,037	*
Eddy J. Rogers, Jr.	46,335	*
Richard A. Lechleiter	250,388	*
Frank J. Battafarano	223,982	*
Lane M. Bowen	100,432	*

All Directors and Executive Officers as a Group (18 persons)	10,487,297	26.1%

Other Security Holders with More than 5% Ownership
AXA Financial, Inc. (3)	3,609,941	9.4%
BlackRock, Inc. (4)	1,994,115	5.2%
Davidson Kempner Partners (5)	2,000,000	5.2%
Dimensional Fund Advisors LP (6)	3,383,460	8.8%
Franklin Mutual Advisers, LLC (2)(7)	7,621,371	19.8%

*	Denotes less than 1%.

(1)	Includes shares subject to stock options which are exercisable within 60 days from March 1, 2008. The number of shares of Common Stock that may be acquired through exercise of stock options, which are exercisable as of, or within 60 days after, March 1, 2008, are as follows: Mr. Kuntz – 162,568 shares; Mr. Diaz – 780,421 shares; Ms. Berzin – 6,542 shares; Dr. Cooper – 37,292 shares; Mr. Embler – 59,537 shares; Mr. Garrison – 59,537 shares; Mr. Kaufman – 59,537 shares; Mr. Klein – 59,537 shares; Mr. Rogers – 43,835 shares; Mr. Lechleiter – 177,865 shares; Mr. Battafarano – 118,654 shares; and Mr. Bowen – 42,805 shares. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Mr. Embler disclaims beneficial ownership of the securities held by Franklin Mutual Advisers, LLC (“FMA”). In addition, Mr. Embler disclaims beneficial ownership of shares underlying options issued by the Company to Mr. Embler. Mr. Embler is an officer of FMA and serves on the Board at the request of FMA. In accordance with FMA’s internal policy, all cash and non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors has or will be distributed directly to the advisory clients of FMA. See note 7 below.

(3)	Based on a Schedule 13G filed by AXA Financial, Inc., AXA, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle dated December 31, 2007 with the SEC. According to the Schedule 13G,

AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, acting as a group, control AXA. AXA owns AXA Financial, Inc. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104.

(4)

Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) dated December 31, 2007 with the SEC. According to the Schedule 13G, BlackRock is a parent holding company for a number of investment management subsidiaries that hold the Common Stock. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)	Based on a Schedule 13G dated November 6, 2007 filed with the SEC jointly by Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P., M.H. Davidson & Co., Davidson Kempner International, Ltd., Serena Limited, Davidson Kempner Event Driven Equities Fund LP, Davidson Kempner Event Driven Equities International Ltd., MHD Management Co., Davidson Kempner Advisors Inc., Davidson Kempner International Advisors, L.L.C., DK Group LLC, DK Management Partners LP and DK Stillwater GP LLC (the “Reporting Companies”), and Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Eric P. Epstein, Anthony A. Yoseloff and Avram Z. Friedman (the “Principals”). According to the Schedule 13G, the Principals may be deemed to beneficially own an aggregate of 2,000,000 shares of Common Stock in their capacities as general partners and, in the case of Messrs. Kempner and Levart, managing members of certain of the Reporting Companies. The Reporting Companies and the Principals disclaim beneficial ownership of the shares of Common Stock held by them, as affiliates of a registered investment adviser, except to the extent of their pecuniary interest therein. The address of the Reporting Companies and the Principals is 65 East 55th Street, 19th Floor, New York, New York 10022.

(6)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) dated December 31, 2007 with the SEC. According to the Schedule 13G/A, Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). According to the Schedule 13G/A, Dimensional, in its role as investment advisor or manager, possesses investment and/or voting power over these shares that are owned by the Funds. Dimensional disclaims beneficial ownership of these shares. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, California 90401.

(7)	FMA has advised the Company that advisory clients of FMA own the referenced shares. FMA has indicated that the Common Stock is beneficially owned by one or more open-end investment companies or other management accounts of FMA. Under its advisory contracts, FMA has sole voting and investment power over these securities owned by its clients which FMA manages. Michael J. Embler is an officer of FMA. Mr. Embler and FMA disclaim beneficial ownership of the shares held by FMA. See note 2 above. The address of FMA is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock to file initial stock ownership reports and reports of changes in ownership with the SEC. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2007 except as noted below.

On May 22, 2007, Lane M. Bowen, Executive Vice President and President, Health Services Division, was one day late in filing a Form 4 that reflected the sale of 6,791 shares of Common Stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation program is designed to (1) motivate and retain executive officers, (2) award the achievement of short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s shareholders. The primary elements of the Company’s compensation program are base salary, annual cash incentive awards, long-term cash incentive awards, equity-based compensation and retirement and other perquisites and benefits. The Company believes that each element supports one or more of the objectives of the Company’s executive compensation program and provides sufficient flexibility to the Executive Compensation Committee (the “Committee”) to structure future awards to address new issues and challenges facing the Company. The Company’s executive compensation program generally attempts to target total direct compensation for the Named Executive Officers (as defined herein) between the 50th and 75th percentiles of the healthcare industry, depending upon the individual performance of the Named Executive Officer, his level of responsibility, and the performance of the Company. While the Committee uses this range as a measure of competitiveness, it ultimately uses its discretion to provide appropriate compensation to attract and retain qualified and experienced healthcare executives. The Committee believes that the total direct compensation awarded to each Named Executive Officer for 2007 was materially within this range.

Performance Measures

The primary elements of the Company’s executive compensation program are designed to promote the achievement of financial and quality goals established annually by the Committee and to increase shareholder value. The Company uses two cash incentive plans, an annual short-term incentive plan and a long-term incentive plan. These plans provided certain of the Named Executive Officers with the opportunity to earn cash awards for achieving the following financial goals and measures in 2007:

(1)	achieving targeted levels of earnings before interest, income taxes, depreciation, amortization, rent and management fees (“EBITDARM”),

(2)	collecting accounts receivable,

(3)	achieving patient admission and census goals,

(4)	controlling costs and improving operating efficiencies,

(5)	achieving targeted levels of earnings per share (“EPS”),

(6)	attaining targeted stock price appreciation, and

(7)	implementing strategic goals.

The Company believes that several of these financial goals are measures generally used by investors to value the Company’s Common Stock.

As a healthcare provider, the Company also focuses a substantial portion of its short-term incentive awards on achieving measurable quality and customer service goals. The goals for 2007 were based upon:

(1)	operational and clinical measures of quality care,

(2)	customer satisfaction measures obtained from customer satisfaction surveys, and

(3)	achieving targeted employee retention rates.

The Company believes that measurable quality and customer service goals are critical to promote a culture of quality throughout the Company and thereby enhance the services offered by the Company. Moreover, the Company believes that there is a direct link between providing quality services and achieving favorable financial results.

The equity-based component of the Company’s executive compensation program is designed to incentivize the Named Executive Officers to increase the value of the Company’s Common Stock. As such, equity-based compensation directly links the total direct compensation of the Named Executive Officers to stock price appreciation and shareholder value.

The Executive Compensation Process

For most of 2007, the Committee was comprised of four independent directors. On December 10, 2007, three additional independent directors were appointed to the Committee. Each director that served on the Committee during 2007 is independent as defined under the NYSE listing standards and qualifies as an outside director within the meaning of Section 162(m) of the Code and as a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Committee meets regularly to review and oversee the Company’s executive compensation program. The Committee makes all compensation decisions regarding the Named Executive Officers.

During the period commencing in December of the prior fiscal year and ending in February of the upcoming fiscal year, the Committee reviews base salaries and incentive compensation targets for the upcoming fiscal year for the Company’s key employees, including the Named Executive Officers. During this time, the Committee also determines whether performance targets under each of the cash incentive plans were achieved for the prior fiscal year. During 2007 and as more fully described below under the heading “Equity-Based Compensation,” the Committee considered and awarded annual equity-based awards in April after reviewing the performance of the Company and each Named Executive Officer.

The 2007 base salaries for the Named Executive Officers were established in December 2006. The 2007 performance targets under the Company’s short-term and long-term cash incentive plans were established in December 2006 and February 2007, respectively. As discussed below, the awards under these plans are formulaic, based upon the achievement of measurable financial and quality goals established annually by the Committee. Nevertheless, the Committee retains the discretion under these plans to decrease cash incentive awards for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

The Committee generally grants equity-based awards to the Named Executive Officers to coincide with the Committee’s evaluation of the performance of the Company and the Named Executive Officers. Considering equity-based awards at or after the cash incentive plan awards have been determined allows the Committee to consider the value of the equity-based award in relation to the total direct compensation for the Named Executive Officers, thus enabling the Committee to grant equity-based awards that it believes will help it to award total direct compensation that is competitive within the healthcare industry. From time to time, the Committee may grant equity-based awards at other times, particularly in connection with promotions, exceptional performance or changes in a Named Executive Officer’s level of responsibility.

As Chief Executive Officer, Mr. Diaz frequently participates in a portion of the meetings of the Committee, and the Committee also regularly holds executive sessions not attended by any members of management or the non-independent directors. The Committee discusses Mr. Diaz’s compensation with him and then makes decisions with respect to Mr. Diaz’s compensation while in executive session. Mr. Diaz provides evaluations related to the performance of the Company’s executive officers and discusses the roles and responsibilities of the executive officers with the Committee. Mr. Diaz also makes recommendations for the Committee’s consideration regarding executive compensation, including base salary, incentive targets, performance measures and equity compensation for the Company’s executive officers other than Messrs. Kuntz and Diaz. The Committee is not obligated to accept Mr. Diaz’s recommendations with respect to executive compensation.

During 2007, the Committee addressed two significant compensation issues outside of its normal review cycle. In February 2007, the Committee considered and approved changes to the employment agreement for Mr. Kuntz. In addition, the Committee considered and approved discretionary bonuses for certain Named

Executive Officers in recognition of their service in connection with the KPS Spin-off. These matters are described in more detail under “Employment and Other Agreements—Mr. Kuntz” and “Compensation Associated with the KPS Spin-off,” respectively.

In December 2007, the Committee began its annual executive compensation review process. At this time, the Committee established performance goals for the 2008 short-term incentive plan and began its analysis of total direct compensation for the Named Executive Officers for 2008. In February 2008, the Committee established base salaries for the Named Executive Officers for 2008. At that time, the Committee also determined which performance targets were achieved in 2007 by the Named Executive Officers under the short-term incentive plan and the long-term incentive plan, established the 2008 goals under the long-term incentive plan and approved annual equity awards for the Named Executive Officers.

Use of Consultants

During 2007, Mercer, a global human resources consulting firm, was engaged by management to assist management and the Committee in evaluating the Company’s executive compensation program. Mercer regularly seeks input from Mr. Diaz to assist it in analyzing the effectiveness of the Company’s executive compensation strategy. Mercer reviewed the Company’s executive compensation strategy and provided compensation benchmarks to the Committee for each Named Executive Officer, including comparisons of base salary, cash incentives, equity-based compensation and total direct compensation. Mercer also provided the Committee with other relevant market data and made recommendations on potential executive compensation alternatives. During 2007, Mercer also assisted the Committee in evaluating adjustments to outstanding equity awards related to the KPS Spin-off. The Company also engages Mercer to advise it on various other employee benefit and compensation matters impacting the Company and its employees such as strategic analysis and actuarial support related to the Company’s benefit plans. During 2007, Mercer also assisted the Company in the analysis and design of revised benefit plans for the Company’s employees. The Company paid Mercer approximately $2.4 million in 2007 for services unrelated to executive compensation.

The Committee also engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), a global human resources consulting firm, to advise the Committee with respect to the Company’s executive compensation program and in connection with setting compensation for the Named Executive Officers. At the Committee’s request, Towers Perrin advises the Committee on the development of the overall executive compensation strategy, the evaluation of competitive pay levels, the design of incentive compensation plans, the development of performance metrics and appropriate performance measures, and identifying best practices in executive compensation. During 2007, Towers Perrin performed an independent assessment of the Company’s executive compensation practices, including a review of comparable peer groups and a comparison of healthcare industry executive pay and the pay levels of companies of comparable size in general industries. Towers Perrin has been engaged directly by the Committee as an independent advisor. Towers Perrin provides no other services to the Company and does not interact with Mercer in performing its services for the Committee.

Peer Group

During 2007, the Committee compared each element of compensation for the Named Executive Officers against a peer group of companies in the healthcare industry. Following consultation with Mercer, the Company used the following companies for compensation benchmarking purposes for 2007:

Triad Hospitals, Inc.	Healthsouth Corporation

Universal Health Services, Inc.	Lifepoint Hospitals, Inc.

Community Health Systems, Inc.	Genesis Healthcare Corporation

Health Management Associates, Inc.	Sun Healthcare Group, Inc.

Manor Care, Inc.

This peer group is periodically reviewed and updated by the Committee based upon organic changes in the peer companies and upon recommendations from Mercer. The Committee believes that these peer companies compete for executives with similar talents and expertise to those of the Named Executive Officers and also reflect the diversified nature of the Company’s businesses. The Committee also considers to a lesser extent comparisons of compensation from companies outside the healthcare industry.

Components of Executive Compensation

The Company’s executive compensation program uses the following components to structure the total direct compensation for the Named Executive Officers:

•	base salary;

•	short-term cash incentives;

•	long-term cash incentives;

•	equity-based incentive compensation; and

•	retirement and other perquisites and benefits.

The Company believes that the combination of these elements enables the Committee to award total direct compensation that is competitive within the healthcare industry.

The Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or “at risk” compensation, such as short-term and long-term cash incentives and equity. However, the Committee generally places a significant portion of total direct compensation for the Named Executive Officers at risk. The following chart reflects the mix of fixed and variable cash compensation comprising the total direct cash compensation earned by the Named Executive Officers for 2007.

Percent of Total Direct Cash Compensation

	Base Salary	Short-term Incentive Plan	Long-term Incentive Plan
Mr. Diaz (1)	34%	31%	35%
Mr. Lechleiter (1)	41	22	37
Mr. Kuntz	100	—	—
Mr. Battafarano	41	22	37
Mr. Bowen	39	26	35

(1)	Messrs. Diaz and Lechleiter also received one-time special bonuses in connection with the KPS Spin-off that are not reflected in this chart. See “Compensation Associated with the KPS Spin-off.”

At risk compensation under the Company’s cash incentive plans incentivizes the Named Executive Officers to reach or exceed desired financial and quality goals. Moreover, at risk compensation under the Company’s equity incentive plans incentivizes the Named Executive Officers to grow the value of the Common Stock to enhance the benefit of the equity-based compensation. These incentives also promote the retention of the Named Executive Officers and align the interests of the Named Executive Officers with those of the Company’s shareholders.

The Committee generally structures base salaries to be at or below the 50th percentile of the healthcare industry because it believes generally that a greater portion of total direct compensation should be subject to the attainment of performance goals. The Company’s annual short-term and long-term incentive plans provide certain of the Named Executive Officers with the ability to achieve significant additional cash compensation, typically above the median level of the peer group for such awards based upon industry benchmarks, provided targeted levels of performance are achieved. As discussed below, Mr. Kuntz does not participate in the Company’s annual short-term and long-term incentive plans. The Named Executive Officers are generally awarded equity-based compensation below the median level of the peer group. The Committee considers the amount of total cash compensation earned by the Named Executive Officers in determining the amount of the equity-based compensation. The Committee uses these components to award total direct compensation to the Named Executive Officers that is competitive within its peer group.

Mr. Diaz’s compensation is higher than the compensation of the other Named Executive Officers. The Committee believes that higher compensation for the Chief Executive Officer is consistent with the practices of other healthcare companies. In addition, Mr. Diaz’s compensation reflects the unique nature and scope of the chief executive officer’s leadership responsibilities, the level of accountability for the Company’s performance and the competitive market for attracting and retaining highly talented chief executive officers.

The Company does not have a security ownership policy for its Named Executive Officers but considers the adoption of a formal security ownership policy from time to time. The Committee generally does not take into consideration equity awards granted in previous years when evaluating awards for the current year.

Base Salary

Base salaries are provided to the Named Executive Officers to compensate them for their services performed during the year. The base salary for each Named Executive Officer is determined annually by the Committee following a review of each individual executive officer’s performance, changes in executive officer responsibility, relevant comparable industry data, an assessment of overall Company performance, and general market salary increases for all employees. As noted above, the Committee generally structures base salaries to be at or below the 50th percentile of its peer group. Salary adjustments also may be considered in connection with promotions or other changes in job responsibility. As part of its analysis, the Committee considers salary comparisons prepared by Mercer to determine if base salaries for the Named Executive Officers are competitive with similarly situated executives in the peer group and the healthcare industry generally. The Chief Executive Officer also makes recommendations on base salaries for the other Named Executive Officers.

At its December 2006 meeting, the Committee increased the base salaries for 2007 of the Named Executive Officers from the prior year by the following percentages:

Percentage Increase
Mr. Diaz	11.9%
Mr. Lechleiter	3.5%
Mr. Kuntz (1)	3.5%
Mr. Battafarano	3.5%
Mr. Bowen	8.0%

(1)	In February 2007, the Committee considered and approved changes to the employment agreement for Mr. Kuntz. As part of these changes, the Committee increased Mr. Kuntz’s annual base salary to $855,000. For additional information regarding Mr. Kuntz’s employment agreement, see “Employment and Other Agreements—Mr. Kuntz.”

The increase provided to Mr. Diaz was made primarily to align his base salary closer to the market median of the peer group. The increase for Mr. Bowen was based upon his substantial contributions to the financial and quality successes achieved by the Company’s Health Services Division during 2006. The increases for the other Named Executive Officers reflected standard cost of living adjustments provided to most employees in the Company and helped to maintain the Named Executive Officer’s base salary close to the market median.

While certain aspects of performance of the Named Executive Officers can be measured in financial and quality metrics, when considering annual base salary increases, the Committee also evaluates the Named Executive Officers in other performance areas that are more subjective. These areas include the success of the Named Executive Officer in developing and executing the Company’s strategic objectives, capitalizing on growth opportunities, addressing significant challenges affecting the Company from a financial and quality perspective, developing key employees and exercising leadership.

Cash Incentives

Under the Company’s executive compensation program, a significant portion of total cash compensation for the Named Executive Officers is subject to the attainment of measurable financial and quality goals. This approach creates a direct incentive for the Named Executive Officers to achieve pre-established performance objectives and places a significant percentage of each Named Executive Officer’s total direct compensation at risk. The Company uses two cash incentive plans, an annual short-term incentive plan and a long-term incentive plan. The Company’s cash incentive plans also provide sufficient flexibility to allow the Committee to establish non-routine goals that may be integral to the success of the Company over the short-term or long-term.

Mr. Kuntz’s areas of responsibility fall outside of the day-to-day operations of the Company and primarily relate to coordinating Board matters, participating in the Company’s lobbying efforts and advising senior management. As a result, Mr. Kuntz does not participate in the Company’s cash incentive plans. See “Employment and Other Agreements—Mr. Kuntz” for a discussion of Mr. Kuntz’s areas of responsibility.

Short-term Incentive Plan

Under the short-term incentive plan, the Committee establishes annual financial and quality goals for the Company’s key employees, including certain of the Named Executive Officers. These goals are based on similar financial and quality measures but the actual goals vary depending upon the operational responsibilities of the Named Executive Officer. As such, the goals are tailored for the corporate support office or operating division to which the Named Executive Officer is assigned. Messrs. Diaz and Lechleiter are assigned to the corporate support office and as such, the goals under the short-term incentive plan applicable to them are generally based on company-wide measures and aggregated financial and quality goals from each of the operating divisions. Messrs. Battafarano and Bowen led the Company’s two largest operating divisions in 2007 and as such, the short-term incentive goals applicable to them are based primarily on measures tailored to their respective operating division and operational objectives.

For 2007, the financial measures for the participating Named Executive Officers were based upon:

(1)	achieving targeted levels of EBITDARM,

(2)	collecting accounts receivable,

(3)	achieving patient admission and census goals, and

(4)	controlling costs and operating efficiencies.

These goals are established based on the historic operating results of the Company and its operating divisions and are the key drivers necessary for the Company to achieve its 2007 operating budget.

For 2007, the quality goals under the short-term incentive plan were based upon:

(1)	operational and clinical measures of quality care, such as bloodstream infection rates and clinical competencies,

(2)	customer satisfaction measures obtained from customer satisfaction surveys, such as call light response rates and pain management measures, and

(3)	achieving targeted employee retention rates.

These goals are established based on the historic clinical results achieved by the operating divisions and new initiatives to improve the quality of care. These quality goals often include various sub-components. The goals are established with a view to be challenging but achievable with good operational focus on the Company’s businesses. Over the past five years, the participating Named Executive Officers have achieved an average award under the short-term incentive plan between the target and maximum goals.

Annual cash bonuses under the short-term incentive plan are based upon a percentage of the participating Named Executive Officer’s base salary. No awards are granted under the short-term incentive plan until certain minimum levels of performance are achieved. The following chart depicts the minimum, target and maximum levels that were achievable under the short-term incentive plan, as well as the actual level achieved for 2007. The Committee exercised no discretion in 2007 to adjust these awards. Notwithstanding the foregoing, the Committee retains the right to administer the short-term incentive plan in its discretion, including the ability to reduce awards for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

Short-Term Incentive Plan

	Percentage of Base Salary
2007 Goals	Minimum %	Target %	Maximum % (1)	Actual % Achieved
Mr. Diaz:
Financial goals:
1) EBITDARM	16.0	40.0	60.0	36.6
2) Accounts receivable	4.0	10.0	20.0	0.0
3) Patient admissions and census	4.0	10.0	15.0	8.5
4) Cost and operating efficiency	4.0	10.0	15.0	9.8
Quality goals:
1) Operational and clinical	4.0	10.0	15.0	9.5
2) Employee retention	4.0	10.0	15.0	15.0
Department specific goals:	4.0	10.0	10.0	10.0
Overall maximum limitation			(25.0)

Total:	40.0	100.0	125.0	89.4
Mr. Lechleiter:
Financial goals:
1) EBITDARM	9.6	24.0	36.0	21.9
2) Accounts receivable	2.4	6.0	12.0	0.0
3) Patient admissions and census	2.4	6.0	9.0	5.1
4) Cost and operating efficiency	2.4	6.0	9.0	5.9
Quality goals:
1) Operational and clinical	2.4	6.0	9.0	5.7
2) Employee retention	2.4	6.0	9.0	9.0
Department specific goals:	2.4	6.0	6.0	6.0
Overall maximum limitation			(15.0)

Total:	24.0	60.0	75.0	53.6
Mr. Battafarano:
Financial goals:
1) EBITDARM	7.2	18.0	27.0	17.6
2) Accounts receivable	2.4	6.0	9.0	0.0
3) Patient admissions and census	2.4	6.0	9.0	2.4
4) Cost and operating efficiency	3.6	9.0	13.5	6.0
Quality goals:
1) Operational and clinical	3.6	9.0	13.5	13.5
2) Customer satisfaction	2.4	6.0	9.0	6.0
3) Employee retention	2.4	6.0	9.0	9.0
Overall maximum limitation			(15.0)

Total:	24.0	60.0	75.0	54.5

	Percentage of Base Salary
2007 Goals	Minimum %	Target %	Maximum % (1)	Actual % Achieved
Mr. Bowen:
Financial goals:
1) EBITDARM	7.2	18.0	27.0	24.4
2) Accounts receivable	2.4	6.0	9.0	2.4
3) Patient admissions and census	4.8	12.0	18.0	9.8
4) Cost and operating efficiency	1.2	3.0	4.5	3.9
Quality goals:
1) Operational	1.2	3.0	4.5	4.5
2) Quality and customer satisfaction	7.2	18.0	27.0	22.5
Overall maximum limitation			(15.0)

Total:	24.0	60.0	75.0	67.5

(1)	The maximum goal is limited to 125% of base salary for Mr. Diaz and 75% of base salary for the other participating Named Executive Officers.

Long-term Incentive Plan

The Company’s long-term incentive plan provides cash awards to the Company’s key employees, including certain of the Named Executive Officers, upon the attainment of specified performance objectives. For 2007, the performance period under the long-term incentive plan covered one year. For each performance period, the Committee selects participants who are in a position to contribute materially to the success of the Company and establishes the performance goal or goals to be measured under the plan. For 2007, the performance goals for the participating Named Executive Officers were based upon:

(1)	achieving various levels of EPS,

(2)	achieving various levels of stock price appreciation, and

(3)	successfully implementing specified components of the Company’s strategic plan.

These goals were the same for each participating Named Executive Officer and reflected company-wide measures. These goals are established with a view to be challenging but achievable with good operational focus on the Company’s businesses. Over the past five years, the participating Named Executive Officers achieved an average award under the long-term incentive plan between the target and maximum goals.

Under the long-term incentive plan, participants are eligible to receive cash awards based upon a percentage of their base salary. These percentages vary depending upon the participant’s position within the Company and the extent to which the performance goals established by the Committee are attained. No awards are granted under the long-term incentive plan until certain minimum levels of performance are achieved. The following chart depicts the minimum, target and maximum levels that were achievable under the long-term incentive plan, as well as the actual level achieved for 2007. The Committee exercised no discretion in 2007 to adjust these awards. Notwithstanding the foregoing, the Committee retains the right to administer the long-term incentive plan in its discretion, including the ability to reduce awards for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

Long-Term Incentive Plan

	Percentage of Base Salary
2007 Goals	Minimum %	Target %	Maximum % (1)	Actual % Achieved
Mr. Diaz:
EPS	4.5	22.5	45.0	18.0
Stock price appreciation	3.5	17.5	70.0	70.0
Strategic planning (2)	2.0	10.0	20.0	20.0
Overall maximum limitation			(35.0)	(8.0)

Total:	10.0	50.0	100.0	100.0

Messrs. Lechleiter, Battafarano and Bowen:
EPS	4.0	20.2	40.5	16.2
Stock price appreciation	3.2	15.8	63.0	63.0
Strategic planning (2)	1.8	9.0	18.0	18.0
Overall maximum limitation			(31.5)	(7.2)

Total:	9.0	45.0	90.0	90.0

(1)	The maximum goal is limited to 100% of base salary for Mr. Diaz and 90% of base salary for the other participating Named Executive Officers.

(2)	The strategic planning goal is based upon the achievement of specified phases of the Company’s strategic plan. The minimum target is achieved by satisfying phase I objectives, the target goal is achieved by satisfying phase I and phase II objectives and the maximum goal is achieved by satisfying phase I, phase II and phase III objectives.

Cash awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second, and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. This delayed payment feature serves as a significant retention vehicle for the Company. The awards earned in 2007 will be paid in three equal annual installments commencing on or about December 15, 2008.

Equity-Based Compensation

Consideration of Annual Equity Awards

The Company uses equity-based compensation as a key component of its overall executive compensation strategy. Such awards provide a direct and long-term link between the results achieved for the Company’s shareholders and the total direct compensation provided to the Named Executive Officers. Stock-based compensation is designed to retain the Named Executive Officers through time-based vesting conditions and to motivate them to enhance the value of the Common Stock by aligning the financial interests of the Named Executive Officers with those of the Company’s shareholders. Equity-based compensation also provides an effective incentive for management to create shareholder value over several years since the full benefit of this element of compensation is primarily realized as a result of appreciation in the price of the Common Stock.

Historically, the Committee has awarded both stock options and restricted stock to the Named Executive Officers. When evaluating equity-based compensation, the Committee considers the accounting costs associated with the form of equity award. Generally, the Committee believes that a mixture of equity awards between stock options and restricted stock is the most appropriate method to achieve the Company’s compensation strategies in relation to the total cost to the Company and is consistent with the equity allocation trends of the peer group. The Committee believes that equity awards provide incentives to the Named Executive Officers to grow the Company’s stock price since the full benefit of these awards cannot be achieved unless the value of the Common

Stock increases. In addition, the Committee generally has used stock options, which vest over several years, and service-based restricted stock to promote retention of the Named Executive Officers and to build their ownership stake in the Company.

In 2007, the Committee awarded only restricted stock. The Committee decided to grant only restricted stock to maximize the compensation value of the awards while minimizing the impact on share dilution and avoiding accounting charges associated with the KPS Spin-off. See “Adjustment of Stock Options in Connection with the KPS Spin-off.” The use of restricted stock also allowed the Named Executive Officers and other equity participants to participate in the dividend associated with the KPS Spin-off.

While the Committee does not have a formal policy with respect to the timing of grants of equity-based awards in connection with the release of material non-public information, the Committee generally considers issues raised by the timing of award grants when making such awards. Stock options are awarded at the closing price of the Company’s Common Stock on the NYSE on the date of grant. The Committee does not grant options with an exercise price that is less than the closing price of the Common Stock on the NYSE on the grant date and it does not grant stock options that are priced on a date other than the grant date.

The amount of equity awarded to the Named Executive Officers is based upon a number of factors. First, the Committee considers an overall assessment of the Company’s performance and the equity granting practices of other companies in the healthcare industry and its peer group. In addition, the Committee considers information prepared by Mercer with respect to the form of the equity awards and the relative costs. Based on this assessment, the Committee then establishes an aggregate pool of potential equity awards for all participants in the equity-based incentive plan, including the Named Executive Officers.

Following the establishment of the aggregate pool of potential equity awards, the Committee considers benchmarks by position from the peer group in evaluating potential awards to the Named Executive Officers. The Chief Executive Officer also provides an assessment to the Committee of the overall level of performance for the other Named Executive Officers. The Committee then considers the overall performance of the Named Executive Officer and his actual and potential contribution to the Company’s growth and long-term performance in determining individual awards. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each Named Executive Officer in light of various operational and strategic challenges and opportunities facing the Named Executive Officer during the relevant year. Based on these assessments, the Committee ranks each Named Executive Officer in one of three award levels—high, middle or low. These award levels are converted to a multiple of base salary, generally within the relevant benchmark, and awards are made from the Company’s aggregate pool of available equity awards established by the Committee.

The Committee granted restricted stock to the Named Executive Officers in April 2007. After evaluating the performance of the Company, the Committee established an aggregate pool of approximately 421,000 shares for potential equity awards to all participants, which represented between the 25th and 50th percentile of the peer group. The Committee determined that the Company’s performance supported an aggregate pool at the 50th percentile but elected to reduce the size of the pool due to the costs of the awards and to reduce the dilutive effect of these shares on shareholder equity given the Company’s capital structure. The size of the 2007 aggregate pool was less than the Company’s historic annual “run rate” (shares subject to awards made under the Company’s equity plan as a percentage of the total shares outstanding) and was below the 2007 median for the peer group.

In April 2007, the Committee granted annual awards of restricted Common Stock to the Named Executive Officers from the aggregate pool. The number of shares of restricted Common Stock granted in April 2007 were as follows: Mr. Diaz–71,139 shares; Mr. Lechleiter–15,502 shares; Mr. Kuntz–35,569 shares; Mr. Battafarano–16,276 shares; and Mr. Bowen–24,961 shares. These shares will vest in four equal annual installments beginning on the first anniversary of the date of grant.

As noted above, the individual awards are also based on the Committee’s subjective evaluation of the Named Executive Officer’s performance. The Committee determined that Messrs. Diaz, Lechleiter, Kuntz and Battafarano had performed at the middle range. The Committee determined that Mr. Bowen had performed at the high range.

In making this grant, the Committee considered the performance of Mr. Diaz in leading the Company’s businesses through continued reimbursement instability, while maintaining improvements in employee turnover and quality measures. The Committee also noted Mr. Diaz’s efforts to resolve the last remaining issues associated with the Company’s 2001 reorganization. Mr. Diaz also facilitated additional external growth and has positioned the Company’s portfolio for future growth. Likewise, Messrs. Lechleiter and Kuntz played key roles in the Company’s growth through acquisitions and organic development projects. They also made considerable efforts in connection with the KPS Spin-off.

With respect to Mr. Battafarano, the Committee believed that the Company’s hospital division continued to perform well despite a rapidly changing reimbursement environment. In addition, Mr. Battafarano oversaw significant growth in patient admissions and achieved meaningful reductions in overhead. Under his direction, the Hospital Division also continued to improve on several of its quality measures and maintained high customer satisfaction.

In evaluating Mr. Bowen’s performance, the Committee noted that the Health Services Division had made significant improvements in quality measures and in its human resource outcomes. Mr. Bowen’s efforts facilitated successful growth in the division as well as new program development. In addition, the Health Services Division has experienced improved census and operating margins under his leadership.

As described above, the Committee granted these awards of restricted stock based upon its subjective evaluation that the number of shares and terms were appropriate and desirable considering the foregoing contributions of the Named Executive Officers to the Company and the Committee’s desire to award total direct compensation that is competitive within its peer group. The Committee also considered the retention benefits of awarding restricted stock.

Other Equity Awards

During 2007, the Committee also addressed two significant compensation issues outside of its normal review cycle. In February 2007, the Committee considered and approved changes to the employment agreement for Mr. Kuntz. In addition, the Committee considered and approved bonuses to certain Named Executive Officers and other key employees in recognition of their service on the KPS Spin-off. In connection with these compensation discussions, the Committee granted equity awards to Messrs. Kuntz and Diaz. These matters are described in more detail under “Employment and Other Agreements—Mr. Kuntz” and “Compensation Associated with the KPS Spin-off,” respectively.

Adjustment of Stock Options in Connection with the KPS Spin-off

Effective August 1, 2007, the stock options held by the Company’s employees and directors were adjusted to take into account the special dividend issued in connection with the KPS Spin-off.

As part of the KPS Spin-off, the Company declared a special dividend to its shareholders of the outstanding shares of KPS (the “KPS Distribution”). Holders of the Company’s stock options did not receive the KPS Distribution. The KPS Distribution effectuated a recapitalization of the Company, which resulted in a substantial reduction in the value of the Company’s Common Stock. The closing price of the Common Stock on August 1, 2007 was $6.20 lower than the previous day’s closing price primarily as a result of the KPS Distribution.

Under the terms of the outstanding stock option awards, the Company’s stock options were entitled to be adjusted to preserve the intrinsic value (the difference between the fair value of the Common Stock immediately prior to the KPS Distribution and the option’s exercise price) of each stock option. Without an adjustment, the KPS Distribution would have substantially impaired the value of these stock options. The adjustment was made in accordance with Internal Revenue Service (“IRS”) guidelines which resulted in changes to both the number of shares subject to the stock option and the exercise price. The stock options held by the Named Executive Officers were adjusted in the same manner as the options held by all other employees and directors of the Company.

For accounting purposes, all adjusted stock options were required to be revalued in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”). This revaluation resulted in the Company recognizing a non-cash charge of approximately $11.7 million in the third quarter of 2007 in accordance with SFAS 123R.

For purposes of this proxy statement, the amount of the accounting charge attributable to the adjusted stock options held by each Named Executive Officer has been reflected in the “Option Awards” column of the Summary Compensation Table. While the Company believes these amounts are accurately reflected in the Summary Compensation Table, it is important to note that these adjustments merely preserved the intrinsic value held in the stock options prior to the KPS Distribution.

Compensation Associated with the KPS Spin-off

During 2006 and 2007, the Company’s management expended substantial efforts to negotiate and successfully complete the spin-off and simultaneous merger of its institutional pharmacy division with the pharmacy division of AmerisourceBergen Corporation to create the new PharMerica. Over several meetings, the Committee discussed appropriate discretionary bonuses for several members of the Company’s management team that had significant roles in completing the KPS Spin-off. Mr. Diaz participated in many of these discussions to provide input regarding the scope of responsibility of certain management team members and to make recommendations regarding potential bonuses. In addition, the independent directors met in executive session to further discuss these bonuses. In August 2007 and in December 2007, the Committee approved various discretionary bonuses to certain members of the Company’s management team, including two Named Executive Officers.

During 2007, the Committee awarded Mr. Diaz a $1,000,000 cash bonus and 10,000 shares of Common Stock and Mr. Lechleiter a $100,000 cash bonus in recognition of their contributions to the KPS Spin-off.

The Committee believed that the awards to Mr. Diaz were appropriate given his leadership in the KPS Spin-off. The Committee noted that under Mr. Diaz’s direction, the Company took a lead role in developing the tax-free nature of the transaction and in completing several transactional and operational steps necessary to successfully launch the combined pharmacy company as a publicly traded company. The Committee viewed Mr. Diaz’s leadership on this project as the key to reaching a successful conclusion and unlocking value for the Company’s shareholders.

The Committee believed that the award for Mr. Lechleiter was appropriate given his leadership in obtaining appropriate financing for the new pharmacy company and in securing new financing for the Company in light of the reduction in the Company’s earnings caused by the KPS Spin-off. The Committee also recognized Mr. Lechleiter’s oversight of other key transactional and operational steps necessary to successfully complete the KPS Spin-off.

Section 401(k) Plan and Other Perquisites and Benefits

The Company maintains a Section 401(k) plan (the “401(k) Plan”) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees, including the Named Executive Officers, are eligible to contribute the lesser of (1) 30% of their pay or (2) the limit prescribed by the IRS, on a pretax basis. After one year of service, the Company matches 25% of the first 6% of pay that a participant contributes to the 401(k) Plan and also may provide additional profit sharing contributions based upon the

Company’s achievement of financial goals established by the Committee. All employee contributions to the 401(k) Plan are fully vested upon contribution and the Company’s matching contribution vests in equal installments over four years or in full immediately once the employee has four years of service. Contributions to the 401(k) Plan by the Named Executive Officers are usually limited by IRS rules.

In addition, the Named Executive Officers may participate in the Kindred Deferred Compensation Plan (the “DCP”), which is available to certain highly compensated employees. A participant in the DCP may elect to defer up to 25% of his or her base salary and up to 100% of his or her annual short-term incentive award into the DCP during each plan year. In addition, the Company will credit such participant’s account balance with an amount equal to (1) the 401(k) Plan contribution that would be calculated using the matching contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a matching contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. The DCP is discussed in further detail under the heading “Non-Qualified Deferred Compensation Table–Fiscal Year 2007.”

The Company also provides certain key employees, including the Named Executive Officers, with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall executive compensation program to attract and retain qualified executives and other key employees. Such benefits provided to the Named Executive Officers include the payment of life insurance premiums, personal use of the Company’s aircraft and the ability to receive a discounted cash payment in lieu of accumulated paid time off benefits.

Employment and Other Agreements

For several years, the Company has maintained employment agreements with its executive officers, including the Named Executive Officers. The Committee has provided employment agreements to its Named Executive Officers since it believes that these arrangements are typical in healthcare companies and to ease the consequences of an unexpected termination of employment. The Committee believes that severance terms and benefits under these agreements are competitive within the healthcare industry and are important factors in attracting and retaining executive talent. These agreements also support the retention of key employees during periods of uncertainty.

Mr. Diaz

Effective January 1, 2004, the Company entered into an employment agreement with Mr. Diaz in connection with his promotion to Chief Executive Officer. The agreement has a three-year term, which is extended automatically each day by one day unless the Company notifies Mr. Diaz of its intent not to extend the term. Upon such notification, the employment agreement will terminate in three years. Mr. Diaz’s employment agreement provides for a base salary and the ability to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefit plans. Mr. Diaz may receive increases in his base salary as approved by the Committee.

Mr. Diaz’s employment agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Mr. Kuntz

In February 2007, the Committee considered and approved changes to the employment agreement for Mr. Kuntz. Prior to the February meeting, the Committee had expressed its desire to retain Mr. Kuntz’s services until he reached age 65. The Committee viewed Mr. Kuntz’s continued involvement with the Company as an important component in developing its executive officer ranks and as a critical safeguard until the Company fully implements its management succession plan. In addition, the Committee believes that Mr. Kuntz is uniquely qualified to serve the Company as Executive Chairman, particularly with respect to his lobbying efforts and his relationships with various healthcare organizations.

Following discussions with Mr. Kuntz, the Committee increased Mr. Kuntz’s annual base salary to $855,000 and awarded him 11,000 shares of restricted stock in February 2007. These shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. The Committee also revised the terms of Mr. Kuntz’s employment agreement to provide for the possibility of certain retirement benefits once he becomes 65 years of age. Upon reaching age 65, Mr. Kuntz may retire as Executive Chairman at his election or at the request of the Board. Upon retirement, Mr. Kuntz would be entitled to continued coverage under the Company’s health insurance plans and would be provided substantially similar office space and the services of an administrative assistant for a three-year period. In addition, all outstanding equity awards held by Mr. Kuntz would become fully vested and he would have one additional year from his date of retirement to exercise all outstanding stock options.

In approving these changes, the Committee recognized that Mr. Kuntz’s base salary would exceed the market median but believed that the increase was appropriate given that he does not participate in the Company’s other cash incentive plans. Moreover, the Committee believes that the total direct compensation provided to Mr. Kuntz is below the market median for the peer group.

As Executive Chairman, Mr. Kuntz performs the following duties: (a) coordinates all matters and committee activities of the Board and acts as the principal liaison between the Board and senior management; (b) participates in public lobbying and relationships with various healthcare related organizations; (c) advises the Chief Executive Officer and senior management on strategic initiatives including financing, acquisition and development activities; (d) advises the Chief Executive Officer and senior management concerning all compliance and regulatory matters; and (e) such other similar matters as reasonably requested by the Board. Mr. Kuntz is required to devote approximately two days per week or sixty hours per month to the business of the Company.

Mr. Kuntz’s employment agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Other Named Executive Officers

For several years, the Company also has had employment agreements with Messrs. Lechleiter, Battafarano, and Bowen. The agreements for these Named Executive Officers generally contain substantially similar terms. These agreements have a one-year term, which is extended automatically each day by one day unless the Company notifies the Named Executive Officer of its intent not to extend the term. Upon such notification, the employment agreement will terminate in one year.

The employment agreements provide a base salary and the ability of these Named Executive Officers to participate in the Company’s short-term and long-term cash incentive plans, the Company’s equity-based plans and other employee benefit plans. The Named Executive Officer may receive increases in his base salary as approved by the Committee.

The employment agreements also provide for severance payments if the Named Executive Officer’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Effective March 1, 2008, the Board of Directors promoted Mr. Battafarano to Chief Operating Officer. In connection with this promotion, the Company entered into a new employment agreement with Mr. Battafarano. The agreement has a three-year term and provides that Mr. Battafarano is entitled to an annual base salary of

$650,000. The agreement also provides that Mr. Battafarano is entitled to participate in the Company’s short-term incentive plan with a full-year target bonus of 75% of base salary, the Company’s long-term incentive plan with a full-year target bonus of 45% of base salary, the Company’s equity-based plans and other employee benefit plans.

Under certain circumstances, Mr. Battafarano’s employment agreement also provides for severance payments if his employment is terminated. If his employment is terminated by reason of death or disability, Mr. Battafarano is entitled to a prorated portion of his short-term and long-term incentive plan bonuses. If Mr. Battafarano’s employment is terminated for cause, no additional payments are made under the employment agreement. If his employment is subject to termination for good reason (as defined in his agreement) or other than for cause, (collectively, an involuntary termination), certain levels of severance payments are provided under the employment agreement.

Upon an involuntary termination, Mr. Battafarano’s employment agreement provides for a cash payment equal to (1) his base salary he would have received during the remainder of the term of the agreement had he remained an employee of the Company and (2) his short-term target bonus for each full calendar year completed during the remainder of the term of the agreement.

In addition, Mr. Battafarano is entitled to certain further severance benefits based upon the timing of an involuntary termination. If the involuntary termination occurs during the first two years of the term of the agreement, he would be entitled to (1) coverage under the Company’s employee benefit plans for the remainder of the term of the agreement, and (2) additional vesting of restricted stock awards and stock options, and the right to exercise such options, for the remainder of the term of the agreement. If the involuntary termination occurs after the first two years of the term of the agreement, he would be entitled to (1) coverage under the Company’s employee benefit plans for an additional 38 months, (2) 36 months of additional vesting of restricted stock awards and stock options and an additional 36 months in which to exercise such options, and (3) a cash payment equal to his long-term target bonus for calendar year 2010.

If Mr. Battafarano completes the full term of the agreement, he is entitled to 36 months of additional vesting of restricted stock awards and stock options and an additional 36 months in which to exercise such options. In addition, he would be entitled to coverage under the Company’s employee benefit plans for an additional 38 months.

In connection with his appointment as the Company’s Chief Operating Officer, the Company awarded Mr. Battafarano (1) 20,000 restricted shares of the Company’s Common Stock vesting in equal annual installments over three years, (2) 15,000 performance units vesting in equal annual installments over three years, and (3) 15,000 employee stock options vesting over three years.

In connection with this promotion, Messrs. Diaz and Battafarano met on several occasions to discuss the potential terms of the compensation package for Mr. Battafarano. In addition, Mercer provided Mr. Diaz with comparative compensation data for a chief operating officer position. After these discussions, Mr. Diaz made his recommendations to the Committee regarding the compensation package for Mr. Battafarano. In addition, Mercer made a recommendation to the Committee regarding the compensation package for Mr. Battafarano and provided the Committee with comparative compensation data for a chief operating officer. Mercer noted that its recommendation was based on market compensation levels and that the equity grants were common practice in the case of promotion. The Committee believed that this level of compensation was appropriate given that Mr. Battafarano is accepting a new role within the Company and his relevant experience level. The Committee also believed that the termination benefits provided under the new agreement were appropriate to incentivize Mr. Battafarano to complete the full term of the agreement and to provide a level of retirement benefits since the Company does not otherwise provide standard retirement benefits.

For several years, the Company has had Change in Control Severance Agreements with its executive officers, including each of the Named Executive Officers. The agreements for the Named Executive Officers generally contain substantially similar terms. These agreements provide for the payment of severance benefits under certain circumstances. The amount and circumstances giving rise to these severance benefits are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.” The Committee has provided change in control agreements to its Named Executive Officers since it believes that these arrangements are typical in healthcare companies and to avoid the distraction and loss of key management personnel that may occur in connection with a rumored or actual change in control. The Committee believes that such agreements protect the Company and its shareholders by maintaining employee focus and alignment with shareholders during rumored or actual change in control activities and support the retention of key employees during periods of uncertainty.

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally provides that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by shareholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. Although the Company attempts to structure all incentive compensation to be deductible for federal income tax purposes, the Company’s primary policy is to maximize the effectiveness of the Company’s executive compensation program. In that regard, the Committee intends to remain flexible to take actions that are deemed to be in the best interests of the Company and its shareholders. Such actions may not always qualify for tax deductibility under the Code.

Beginning on January 1, 2006, the Company began accounting for equity-based incentive compensation in accordance with the requirements of SFAS 123R.

Proposed Amendment Requesting Additional Shares under the Equity Incentive Plan

On March 26, 2008, the Board approved, subject to shareholder approval, an amendment to the Equity Incentive Plan increasing the number of shares available under the plan by 1.5 million shares. As of March 31, 2008, there were approximately 446,000 shares remaining under the Equity Incentive Plan for future grants. As discussed previously, the Committee uses equity incentives as a primary component in its executive compensation program. The Committee believes that equity awards are critical to its ability to appropriately incentivize and retain key management personnel. Equity-based compensation also provides an effective incentive for management to create shareholder value over several years since the full benefit of this element of compensation is primarily realized as a result of the appreciation in the price of the Common Stock. Moreover, the Committee believes that equity awards are an important strategic tool for attracting highly qualified management personnel. The Committee anticipates that the additional number of shares being requested will be sufficient for competitive and effective equity awards over three to four years.

The Committee acknowledges that the Company’s total potential dilution from equity-based incentive plans appears high as a percentage of outstanding shares of Common Stock. However, during the last three years, the Company has taken certain actions that were beneficial to shareholders but also had the effect of increasing the dilutive effect of equity awards granted under the Equity Incentive Plan. Since 2005, the Company has repurchased approximately 6.4 million shares of Common Stock. It also completed the KPS Spin-off in July 2007. To preserve the intrinsic value of outstanding stock options following the KPS Spin-off, these options were adjusted in accordance with IRS guidelines. As a result of these adjustments, outstanding stock options were increased by approximately 770,000 shares under the Equity Incentive Plan. Moreover, the KPS Distribution also reduced the Company’s market capitalization. The closing price of the Common Stock was $6.20 lower than the previous day’s closing price primarily as a result of the KPS Distribution.

The Committee believes that the Company’s current capitalization makes dilution comparisons across companies or among industry peers challenging and has therefore focused its attention on what will likely be required over the next several years to continue to provide competitive and effective long-term, equity-based incentive opportunities to key management personnel. Accordingly, the Board approved the proposed amendment to the Equity Incentive Plan since it believes it is appropriate and in the best interests of shareholders. For more information, see “Proposal to Amend and Restate the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated.”

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation for fiscal 2007 and 2006 for (1) each person who served as Chief Executive Officer during fiscal year 2007, (2) each person who served as Chief Financial Officer during fiscal year 2007, and (3) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2007 (collectively referred to as the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Option Awards (1)		Non-Equity Incentive Plan Compensation (2)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings (3)		All Other Compensation (4)	Total
Paul J. Diaz, President and Chief Executive Officer	2007	$942,226	$1,000,000	(5)	$3,833,474	(6)	$3,346,908	(7)	$1,798,861	$250		$107,785	$11,029,504
	2006	$847,906	—		$2,686,970		$1,240,144		$1,432,779	$324		$168,366	$6,376,489

Richard A. Lechleiter, Executive Vice President and Chief Financial Officer	2007	$412,946	$100,000	(5)	$649,345	(6)	$804,302	(7)	$594,580	$163		$58,923	$2,620,259
	2006	$398,513	—		$636,284		$231,657		$635,288	$387		$54,570	$1,956,699

Edward L. Kuntz, Executive Chairman of the Board of Directors	2007	$838,194	—		$1,374,940	(6)	$761,985	(7)	—	—		$8,759	$2,983,878
	2006	$635,928	—		$925,749		$555,136		—	—		$7,868	$2,124,681

Frank J. Battafarano, Chief Operating Officer	2007	$433,589	—		$741,188	(6)	$531,585	(7)	$628,344	$69,717	(8)	$48,724	$2,453,147
	2006	$418,226	—		$759,025		$222,712		$619,941	$9,746	(8)	$33,183	$2,062,833

Lane M. Bowen, Executive Vice President and President, Health Services Division	2007	$397,715	—		$697,595	(6)	$235,237	(7)	$630,176	$225		$20,804	$1,981,752
	2006	$369,893	—		$466,866		$205,959		$584,683	$317		$22,824	$1,650,542

(1)	These amounts represent the dollar amount recognized for financial reporting in accordance with SFAS 123R. As such, these amounts reflect all outstanding awards granted prior to December 31, 2007 and 2006, respectively. In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used in calculating the amounts with respect to fiscal year 2007 are discussed in Note 15 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008. The assumptions used in calculating the amounts with respect to fiscal year 2006 are discussed in Note 15 of the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(2)	These amounts represent amounts earned under the Company’s short-term incentive plan and the long-term incentive plan. The Named Executive Officers earned the following amounts under the Company’s short-term incentive plan during 2007 and 2006:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Bowen
2007	$848,842	$221,958	—	$237,096	$270,171
2006	584,077	275,283	—	241,928	251,467

The Named Executive Officers earned the following amounts under the Company’s long-term incentive plan during 2007 and 2006:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Bowen
2007	$950,019	$372,622	—	$391,248	$360,005
2006	848,702	360,005	—	378,013	333,216

Amounts earned under the long-term incentive plan are payable in three equal installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. Mr. Kuntz does not participate in the short-term incentive plan or the long-term incentive plan.

(3)	These amounts represent the above-market interest earned in the DCP during the respective year. For 2007, above-market interest equals the amount of interest in excess of 120% of the federal long-term rate as of October 1, 2006, which was 5.02%. For 2006, above-market interest equals the amount of interest in excess of 120% of the federal long-term rate as of October 1, 2005, which was 4.40%.

(4)	The amounts in this column include Company contributions for the respective periods for the benefit of the Named Executive Officers to the Company’s 401(k) Plan and the DCP, the taxable value of life insurance premiums paid by the Company, certain transportation-related benefits (“TRB”) and discounted cash payments in lieu of accumulated paid time off benefits (“PTO”) as follows:

	Year	401(k)	DCP	Life	TRB	PTO	Total
Mr. Diaz	2007	$2,520	$9,711	$1,607	$93,947	$—	$107,785
	2006	3,219	4,239	1,439	159,469	—	168,366

Mr. Lechleiter	2007	2,520	—	655	49,776	5,972	58,923
	2006	3,219	—	632	43,026	7,693	54,570

Mr. Kuntz	2007	2,520	—	6,239	—	—	8,759
	2006	3,219	—	4,649	—	—	7,868

Mr. Battafarano	2007	2,520	3,378	1,980	40,846	—	48,724
	2006	3,219	3,364	1,914	24,686	—	33,183

Mr. Bowen	2007	2,520	2,061	1,799	—	14,424	20,804
	2006	3,219	1,929	1,656	—	16,020	22,824

For purposes of determining the value of transportation-related benefits, the Company bases the calculation on the aggregate incremental cost to the Company to provide use of the Company’s aircraft or chartered aircraft to each Named Executive Officer and such Named Executive Officer’s requested occupants. The aggregate incremental cost for the Company aircraft is based on a cost-per-flight-hour charge developed from the annual direct costs to operate the Company’s aircraft. The incremental cost for any chartered aircraft is the actual cost of the chartered aircraft paid by the Company.

(5)	This amount represents a cash bonus awarded to such Named Executive Officer in connection with the KPS Spin-off. See “Compensation Discussion and Analysis—Compensation Associated with the KPS Spin-off.”

(6)	These amounts also include additional SFAS 123R expenses associated with the KPS Spin-off. In connection with the KPS Spin-off, the dividend paid on the Common Stock also was paid and distributed on the unvested restricted stock held by the Company’s employees, including the Named Executive Officers. The amounts recorded under SFAS 123R in connection with this dividend to the Named Executive Officers were as follows: Mr. Diaz – $945,330; Mr. Lechleiter – $173,931; Mr. Kuntz – $392,998; Mr. Battafarano – $195,398; and Mr. Bowen – $210,693.

(7)	These amounts also include additional SFAS 123R expenses associated with the adjustment of stock options in connection with the KPS Spin-off in the following amounts: Mr. Diaz – $2,933,774; Mr. Lechleiter – $698,909; Mr. Kuntz – $569,749; Mr. Battafarano – $423,069; and Mr. Bowen – $148,456. See “Compensation Discussion and Analysis – Adjustment of Stock Options in Connection with the KPS Spin-off” for a full description of these non-cash charges.

(8)	These amounts also include the aggregate change in actuarial present value of Mr. Battafarano’s accumulated benefit under the Company’s Supplemental Executive Retirement Plan (the “SERP”) during 2007 and 2006 of $67,753 and $6,756, respectively. Mr. Battafarano is the only Named Executive Officer participating in the SERP. See the “Pension Benefits Table—Fiscal Year 2007” for a description of the benefit calculation and assumptions used to calculate the 2007 amount.

GRANTS OF PLAN-BASED AWARDS TABLE—FISCAL YEAR 2007

The following table sets forth information regarding grants of awards under incentive compensation programs to the Company’s Named Executive Officers during fiscal year 2007. No option awards were made to the Named Executive Officers during 2007.

Name	Grant Date	Estimated Possible/ Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)(2)	Grant Date Fair Value (3)
		Threshold	Target	Maximum
Paul J. Diaz
Short-term incentive plan (4)	N/A	$380,008	$950,019	$1,187,524
Long-term incentive plan (5)	N/A	$95,002	$475,010	$950,019
	4/25/07				71,139	$2,560,293
	12/11/07				10,000	$236,600
Richard A. Lechleiter
Short-term incentive plan (4)	N/A	$99,366	$248,414	$310,518
Long-term incentive plan (5)	N/A	$37,262	$186,311	$372,622
	4/25/07				15,502	$557,917

Edward L. Kuntz	2/22/07				11,000	$353,320
	4/25/07				35,569	$1,280,128
Frank J. Battafarano
Short-term incentive plan (4)	N/A	$104,333	$260,832	$326,040
Long-term incentive plan (5)	N/A	$39,125	$195,624	$391,248
	4/25/07				16,276	$585,773
Lane M. Bowen
Short-term incentive plan (4)	N/A	$96,001	$240,003	$300,004
Long-term incentive plan (5)	N/A	$36,000	$180,002	$360,005
	4/25/07				24,961	$898,346

(1)	These amounts reflect awards under the Equity Incentive Plan.

(2)	The shares of restricted Common Stock granted on February 22, 2007 vest in three equal annual installments, beginning on the first anniversary of the date of grant. The shares of restricted Common Stock granted on April 25, 2007 vest in four equal annual installments, beginning on the first anniversary of the date of grant. The shares of Common Stock granted on December 11, 2007 were fully vested on the date of grant. These share awards entitle each Named Executive Officer to receive dividends if and when declared by the Board. While the Company has not yet paid a cash dividend, the Company did authorize the KPS Distribution. For additional information, see “Compensation Discussion and Analysis—Adjustment of Stock Options in Connection with the KPS Spin-off.”

(3)	These amounts represent the grant date fair value calculated in accordance with SFAS 123R. In each case, the amount was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts are discussed in Note 15 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008.

(4)	These amounts reflect potential payouts under the Company’s short-term incentive plan. Actual awards for 2007 have been disclosed in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(5)	These amounts reflect potential future payouts under the Company’s long-term incentive plan. Actual awards for 2007 have been disclosed in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” Awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time the payments are due.

OUTSTANDING EQUITY AWARDS AT END OF 2007 FISCAL YEAR

The following table sets forth information regarding outstanding equity awards held by the Company’s Named Executive Officers as of December 31, 2007. Effective August 1, 2007, the stock options held by the Company’s employees and directors were adjusted to reflect the KPS Distribution issued in connection with the KPS Spin-off. The adjustment was made in accordance with IRS guidelines, which resulted in changes to both the number of shares subject to the stock option and the exercise price. The stock options held by the Named Executive Officers were adjusted in the same manner as the stock options held by all other employees and directors of the Company. For additional information, see “Compensation Discussion and Analysis—Adjustment of Stock Options in Connection with the KPS Spin-off.”

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Grant Date	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
	Exercisable	Unexercisable
Paul J. Diaz	251,896	0	1/28/02	$14.82	1/28/12	(3)	208,623	$5,211,403
	14,673	0	7/23/02	$12.16	7/23/12	(3)
	67,332	0	7/22/03	$8.43	7/22/13	(4)
	104,684	0	10/28/03	$15.10	10/28/13	(4)
	87,960	0	7/26/04	$18.26	7/26/14	(4)
	76,660	0	4/27/05	$23.76	4/27/12	(3)(5)
	133,371	0	8/10/05	$23.80	8/10/12	(3)(5)
	21,923	65,771	2/23/06	$16.81	2/23/13	(6)

Richard A. Lechleiter	38,733	0	2/25/02	$15.29	2/25/12	(3)	43,003	$1,074,215
	26,170	0	7/23/02	$12.16	7/23/12	(3)
	33,145	0	7/22/03	$8.43	7/22/13	(4)
	19,897	0	7/26/04	$18.26	7/26/14	(4)
	13,085	0	2/23/05	$23.25	2/23/15	(4)(5)
	12,617	0	4/27/05	$23.76	4/27/12	(3)(5)
	21,952	0	8/10/05	$23.80	8/10/12	(3)(5)
	6,133	18,402	2/23/06	$16.81	2/23/13	(6)

Edward L. Kuntz	26,170	0	7/23/02	$12.16	7/23/12	(3)	83,062	$2,074,889
	52,009	0	7/26/04	$18.26	7/26/14	(4)
	25,077	0	4/27/05	$23.76	4/27/12	(3)(5)
	43,628	0	8/10/05	$23.80	8/10/12	(3)(5)
	7,842	23,528	2/23/06	$16.81	2/23/13	(6)

Frank J. Battafarano	6,521	0	7/23/02	$12.16	7/23/12	(3)	48,822	$1,219,574
	17,238	0	7/22/03	$8.43	7/22/13	(4)
	19,897	0	7/26/04	$18.26	7/26/14	(4)
	13,085	0	2/23/05	$23.25	2/23/15	(4)(5)
	13,047	0	4/27/05	$23.76	4/27/12	(3)(5)
	35,985	0	8/10/05	$23.80	8/10/12	(3)(5)
	6,440	19,324	2/23/06	$16.81	2/23/13	(6)

Lane M. Bowen	6,632	0	7/26/04	$18.26	7/26/14	(4)	44,022	$1,099,670
	13,085	0	2/23/05	$23.25	2/23/15	(4)(5)
	9,561	0	4/27/05	$23.76	4/27/12	(3)(5)
	9,225	0	8/10/05	$23.80	8/10/12	(3)(5)
	0	12,908	2/23/06	$16.81	2/23/13	(6)

(1)	The unvested restricted stock held by each of the Named Executive Officers as of December 31, 2007 will vest as follows:

Vesting Date	Mr. Diaz (# of shares)	Mr. Lechleiter (# of shares)	Mr. Kuntz (# of shares)	Mr. Battafarano (# of shares)	Mr. Bowen (# of shares)
2/22/08	—	—	3,667	—	—
2/23/08	13,822	8,868	4,945	9,061	7,713
4/25/08	17,784	3,875	8,892	4,069	6,240
4/27/08	12,083	1,989	3,952	2,056	1,507
8/10/08	21,022	3,460	6,876	5,625	1,454
12/14/08	14,903	—	—	—	—
2/22/09	—	—	3,666	—	—
2/23/09	13,822	3,867	4,945	4,061	2,713
4/25/09	17,785	3,876	8,892	4,069	6,240
4/27/09	12,083	1,989	3,953	2,057	1,507
8/10/09	21,022	3,460	6,877	5,625	1,454
12/14/09	14,904	—	—	—	—
2/22/10	—	—	3,667	—	—
2/23/10	13,823	3,868	4,945	4,061	2,713
4/25/10	17,785	3,875	8,892	4,069	6,240
4/25/11	17,785	3,876	8,893	4,069	6,241

Total	208,623	43,003	83,062	48,822	44,022

(2)	Market value is calculated by multiplying the total number of restricted shares of Common Stock that have not vested by $24.98, which was the closing price of the Common Stock on the NYSE on December 31, 2007.

(3)	As initially granted, these options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(4)	As initially granted, these options vest in three equal annual installments beginning on the first anniversary of the date of grant.

(5)	As initially granted, these options vest in either three or four equal annual installments beginning on the first anniversary of the date of grant. On December 14, 2005, the Executive Compensation Committee accelerated the vesting of all unvested stock options under the Equity Incentive Plan which had exercise prices greater than the closing price of the Common Stock on December 14, 2005 of $26.48 per share. Prior to the adjustments associated with the KPS Spin-off, each of these stock options had an exercise price greater than $26.48.

(6)	The unvested options held by each of the Named Executive Officers as of December 31, 2007 will vest as follows:

Vesting Date	Mr. Diaz (# of options)	Mr. Lechleiter (# of options)	Mr. Kuntz (# of options)	Mr. Battafarano (# of options)	Mr. Bowen (# of options)
2/23/08	21,922	6,133	7,842	6,441	4,302
2/23/09	21,924	6,135	7,842	6,441	4,303
2/23/10	21,925	6,134	7,844	6,442	4,303

Total	65,771	18,402	23,528	19,324	12,908

OPTION EXERCISES AND STOCK VESTED TABLE—FISCAL YEAR 2007

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2007.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Paul J. Diaz	—	—	88,636	$2,340,803
Richard A. Lechleiter	—	—	18,117	$536,891
Edward L. Kuntz	38,592	$921,963	25,710	$721,208
Frank J. Battafarano	6,856	$120,879	20,544	$587,595
Lane M. Bowen	33,369	$637,267	14,474	$442,806

PENSION BENEFITS TABLE—FISCAL YEAR 2007

The following table sets forth information regarding each plan providing payments or other benefits at, following or in connection with, the retirement of the Named Executive Officers.

The Company adopted the SERP on January 1, 1998 to attract and retain talented executives by providing additional compensation in the form of a monthly retirement benefit. Upon a participant’s normal retirement (defined as any termination of employment on or after a participant attains age 62), such participant would be entitled to receive a monthly retirement benefit for the remainder of such participant’s lifetime in an amount equal to one-twelfth of the product of (1) the participant’s maximum retirement benefit percentage (between 50-100% based on such participant’s position within the Company); (2) the participant’s salary and short-term target bonus in the year of termination of employment; and (3) the participant’s vesting percentage which increased 5% for each additional year of service up to a maximum of 100%. Effective December 31, 1999, the SERP was amended to eliminate the accrual of any additional benefits and to freeze accumulated benefits. The SERP was terminated in February 2001. The termination of the SERP had no effect on the future payment of vested benefits under the SERP. Mr. Battafarano is the only Named Executive Officer participating in the SERP. Pursuant to the provisions of the SERP, Mr. Battafarano has elected to receive a lump sum payment equal to the present value of his accumulated benefit upon retirement in lieu of a monthly retirement benefit.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year (1)
Paul J. Diaz	—	—	—		—
Richard A. Lechleiter	—	—	—		—
Edward L. Kuntz	—	—	—		—
Frank J. Battafarano	Supplemental Executive Retirement Plan	8	$796,424	(2)	—
Lane M. Bowen	—	—	—		—

(1)	No benefits are payable until age 65. Mr. Battafarano is currently 57.

(2)	As set forth in the SERP, the present value of any future payment stream is determined using the following assumptions: (i) mortality based upon the 1994 Group Annuity Mortality Table (50% males/50% females); and (ii) a discount rate equal to the rolling average of the yield on U.S. Treasury ten-year notes for the three months preceding the attainment of age 65. The following data also was used to calculate this amount: a maximum retirement benefit percentage of 70%; eligible base salary of $215,000 and short-term target bonus of $129,000; and a vesting percentage of 40% for eight years of service.

NON-QUALIFIED DEFERRED COMPENSATION TABLE—FISCAL YEAR 2007

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Paul J. Diaz	$38,845	(3)	$9,711	$4,014	—	$96,920	(4)
Richard A. Lechleiter	—		—	$2,623	—	$42,287	(5)
Edward L. Kuntz	—		—	—	—	—
Frank J. Battafarano	$180,975	(6)	$3,378	$31,521	—	$581,410	(7)
Lane M. Bowen	$20,607	(3)	$2,061	$3,606	—	$70,292	(8)

(1)	The amounts included in this column are included in the “All Other Compensation” column of the Summary Compensation Table for 2007 for such Named Executive Officer.

(2)	The amounts reported in this column include above-market interest earned in the DCP during 2007 as reported in the “Changes in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2007 for such Named Executive Officer.

(3)	This amount is included in the “Salary” column of the Summary Compensation Table for 2007 for such Named Executive Officer.

(4)	This amount includes $42,657 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(5)	This amount includes $37,641 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(6)	This amount includes $108,397 included in the “Salary” column of the Summary Compensation Table for 2007 for Mr. Battafarano, as well as $72,578 from the short-term incentive plan award earned in 2006 but actually paid to Mr. Battafarano in March 2007.

(7)	This amount includes $349,908 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(8)	This amount includes $20,817 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

The Company maintains the DCP for certain highly compensated employees, including the Named Executive Officers. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s short-term incentive award into the DCP during each plan year. In addition, the Company will credit such participant’s account balance with an amount equal to (1) the 401(k) Plan contribution that would be calculated using the matching contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a matching contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. Amounts credited to a participant’s account will accrue interest at a fixed rate equal to the interest rate published in Moody’s Bond Record under the heading “Moody’s Seasoned Corporate Bond Yield Baa Average” for the month of October immediately preceding each plan year. The effective interest rate for 2007 was 6.42%.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (1) the participant’s retirement (defined as any termination of employment on or after a participant attains age 55) or termination of employment prior to retirement, (2) the participant’s death, or (3) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon retirement, a participant will receive 100% of such participant’s account balance, payable in a lump sum or in equal monthly installments over a 5, 10 or 15 year period as selected by the participant when the participant initially enters the DCP. Each of the participating Named Executive Officers have elected to receive a lump sum payment equal to his account balance upon retirement. In the event a participant’s employment is terminated, such participant will receive 100% of his or her account balance, payable in a lump sum if the account balance is $50,000 or less, or in 60 equal monthly installments if the account balance exceeds $50,000. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in a lump sum payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Definitions

Unless otherwise noted, the term “Disability” means the Named Executive Officer shall be unable, or fail, to perform the essential functions of his position for any period of 90 days or more. Unless otherwise noted, the term “Cause” means such Named Executive Officer’s (1) conviction of or plea of nolo contendere to a crime involving moral turpitude; or (2) willful and material breach of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates. Unless otherwise noted, the term “Good Reason” means (1) the Named Executive Officer’s title, duties, responsibilities or authority is reduced or diminished without the Named Executive Officer’s written consent, or, with respect to Mr. Kuntz, his ceasing to be Chairman of the Board for any reason; (2) the Named Executive Officer’s compensation is materially reduced; (3) the Named Executive Officer’s benefits are materially reduced, other than pursuant to a uniform reduction applicable to all managers of the Company; (4) certain Named Executive Officers are asked to relocate their office to a place more than 30 miles from its current location; or (5) failure of the Company to attain the assumption of the Named Executive Officer’s employment agreement by any successor to all or substantially all of the business and/or assets of the Company. Unless otherwise noted, the term “Involuntary Termination” means the Named Executive Officer terminates his employment for Good Reason or the Company terminates his employment other than for Cause. Unless otherwise noted, the term “Retirement” means the voluntary termination of a Named Executive Officer’s employment after the age of 55. Unless otherwise noted, the term “Change in Control” means:

(1) an acquisition (other than directly from the Company) of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities (excluding acquisitions of voting securities by the Company or any of its subsidiaries, or an employee benefit plan maintained by the Company or any of its subsidiaries);

(2) the individuals who constituted the Board of Directors of the Company cease for any reason to constitute over 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of over 50% of the Board, such new director shall be considered as though such person were a member of the Board as of such date, unless such individual initially assumed office as a result of either an actual or threatened election or proxy contest;

(3) consummation of a merger, consolidation or reorganization involving the Company, unless (a) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, over 50% of the combined voting power of all voting securities of the corporation resulting from such merger or consolidation or reorganization over which any person has beneficial ownership in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (b) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute over 50% of the members of the board of directors of the surviving company; and (c) no person (other than the Company, any of its subsidiaries, any employee benefit plan maintained by the Company, the surviving company or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 20% or more of the then outstanding voting securities) has beneficial ownership of 20% or more of the combined voting power of the surviving company’s then outstanding voting securities;

(4) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company;

(5) approval by the Company’s shareholders of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company); and

(6) any other event that the Board shall determine constitutes an effective change in control of the Company.

Employment Agreement—Mr. Diaz

Mr. Diaz’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Diaz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Diaz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Diaz is entitled to a prorated portion of his short-term incentive target award in the year of termination. If Mr. Diaz’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement. In the event of an Involuntary Termination, Mr. Diaz’s agreement provides for a cash payment equal to the prorated portion of his short-term incentive target award in the year of termination and three times his base salary and short-term incentive target award in the year of termination. In addition, for a three-year period following his termination date, Mr. Diaz would be entitled to continued coverage under the Company’s employee benefit plans, substantially similar office space and the services of an administrative assistant, additional vesting of restricted stock awards and stock options, and the opportunity to exercise the options within such time period. In consideration for the payments to be received under his employment agreement, Mr. Diaz has waived his right to payment under any other severance plan or arrangements of the Company that specifically provides for severance payments, other than his change in control severance agreement, described below, provided that any amounts payable under the employment agreement will be offset by payments made under his change in control severance agreement.

Employment Agreement—Mr. Kuntz

Mr. Kuntz’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Kuntz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Kuntz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, or by the Company for Cause, no additional payments are made under his employment agreement. In the event of an Involuntary Termination, Mr. Kuntz’s agreement provides for a cash payment equal to three times his base salary as of the date of termination. In addition, for a three-year period following his termination date, Mr. Kuntz would be entitled to continued coverage under the Company’s employee benefit plans, substantially similar office space and the services of an administrative assistant, additional vesting of restricted stock awards and stock options, and the opportunity to exercise the options within such time period. If his employment is terminated as a result of his retirement, Mr. Kuntz’s agreement provides for continued coverage under the Company’s employee benefit plans, substantially similar office space and the services of an administrative assistant for a three year period, as well as vesting of all outstanding stock options and restricted stock awards, and an additional one year period in which to exercise such stock options. As used in his employment agreement, “retirement” means an election by Mr. Kuntz or the Company to terminate his employment anytime following Mr. Kuntz reaching age 65. In consideration for the payments to be received under his employment agreement, Mr. Kuntz has waived his right to payment under any other severance plan or arrangements of the Company that specifically provides for severance payments, other than his change in control severance agreement, described below, provided that any amounts payable under the employment agreement will be offset by payments made under his change in control severance agreement.

Employment Agreement—Mr. Battafarano

On March 1, 2008, Mr. Battafarano was promoted to Chief Operating Officer and entered into a new employment agreement with the Company. Mr. Battafarano’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Battafarano is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Battafarano is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Battafarano is entitled to a prorated portion of his short-term and long-term incentive plan bonuses. If Mr. Battafarano’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement. In the event of an Involuntary Termination, Mr. Battafarano’s employment agreement provides for a cash payment equal to (1) his base salary he would have received during the remainder of the three-year term of the agreement as if he had remained an employee of the Company and (2) his short-term target bonus for each full calendar year completed during the remainder of the term of the agreement. In addition, Mr. Battafarano is entitled to certain further severance benefits based upon the timing of an Involuntary Termination. If the Involuntary Termination occurs during the first two years of the term of the agreement, he would be entitled to (1) coverage under the Company’s employee benefit plans for the remainder of the term of the agreement, and (2) additional vesting of restricted stock awards and stock options, and the right to exercise such options, for the remainder of the term of the agreement. If the Involuntary Termination occurs after the first two years of the term of the agreement, he would be entitled to (1) coverage under the Company’s employee benefit plans for an additional 38 months, (2) 36 months of additional vesting of restricted stock awards and stock options and an additional 36 months in which to exercise such options, and (3) a cash payment equal to his long-term target bonus for calendar year 2010. If Mr. Battafarano completes the full term of the agreement, he is entitled to 36 months of additional vesting of restricted stock awards and stock options and an additional 36 months in which to exercise such options. In addition, he would be entitled to coverage under the Company’s employee benefit plans for an additional 38 months. In consideration for the payments to be received under his employment agreement, Mr. Battafarano has waived his right to payment under any other severance plan or arrangements of the Company that specifically provides for severance payments, other than his change in control severance agreement, described below, provided that any amounts payable under the employment agreement will be offset by payments made under his change in control severance agreement.

Employment Agreements—The Other Named Executive Officers

Each of the other Named Executive Officers’ employment agreement provides for severance payments under certain circumstances. Following termination for any reason, such other Named Executive Officer is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, such Named Executive Officer is entitled to the following additional payments. If employment is terminated by reason of death or Disability, such Named Executive Officer is entitled to a prorated portion of his short-term incentive target award in the year of termination. If such Named Executive Officer’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement. If such Named Executive Officer’s employment is subject to an Involuntary Termination, his agreement provides for a cash payment equal to the prorated portion of his short-term incentive target award in the year of termination and one and one-half times his base salary and short-term incentive target award in the year of termination. In addition, for an eighteen month period following his termination date, such Named Executive Officer would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of restricted stock awards and stock options, and the opportunity to exercise the options within such time period. In consideration for the payments to be received under his employment agreement, each other Named Executive Officer has waived his right to payment under any other severance plan or arrangements of the Company that specifically provides for severance payments, other than his change in control severance agreement, described below, provided that any amounts payable under the employment agreement will be offset by payments made under his change in control severance agreement.

Change in Control Severance Agreements

The Company also has entered into a change in control severance agreement with each of the Named Executive Officers. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a change in control of the Company if: (a) the Company terminates the executive’s employment without Cause or (b) the executive terminates employment with the Company (1) for Good Reason or (2) for any reason within either of two 30-day periods commencing 30 days after a change in control and one year after a change in control, respectively. The benefits to be afforded the Named Executive Officers include: (a) a lump-sum cash payment equal to (1) three times base salary for Mr. Kuntz, and (2) for all remaining Named Executive Officers, three times base salary and short-term incentive target award as of the termination of employment or change in control date, whichever is greater; (b) continuation of health, dental, life and disability insurance coverage for three years; (c) reimbursement of up to $5,000 for legal and accounting fees incurred as a result of the change in control; and (d) reimbursement for all excise taxes the Named Executive Officer may incur as a result of the change in control payments.

Non-Competition/Non-Solicitation Covenants

Mr. Battafarano’s employment agreement provides that during the term of the agreement and for a one year period thereafter, he will not own, operate or engage in a business that is in any way similar or identical to the operations or services currently provided by the Company or its affiliates. In addition, each of the Named Executive Officers other than Mr. Lechleiter is subject to a non-solicitation covenant found in his employment agreement. These non-solicitation covenants provide that during the term and for a one year period thereafter, the Named Executive Officer will not aid, endeavor to solicit or induce any of the Company’s or its affiliates’ employees to leave their employment with the Company or such affiliate in order to accept employment with the Named Executive Officer or any other person or entity.

Equity Incentive Plan

Pursuant to the Equity Incentive Plan, upon death, Disability or a change in control, any restricted shares outstanding as of such date immediately vest and all outstanding options immediately become fully vested and exercisable until otherwise terminated, exercised or cancelled.

Long-Term Incentive Plan

Pursuant to the long-term incentive plan, if a participating Named Executive Officer is terminated without Cause, or upon death, Disability or Retirement, such Named Executive Officer will receive the prorated portion of his target award for such year, payable within fifteen days of death or Disability, or in three equal installments on or about the first, second and third anniversary of Retirement or termination without Cause. Also pursuant to the long-term incentive plan, in the event of a change in control, a participating Named Executive Officer will receive, within fifteen days of the change in control, a lump sum payment equal to the maximum award available for such Named Executive Officer for the period in which the change in control occurs.

In addition to the foregoing, termination and change in control payments are payable under the SERP and the DCP in certain circumstances. Please see the “Pension Benefits Table–Fiscal Year 2007” and the “Non-qualified Deferred Compensation Table–Fiscal Year 2007” for details regarding the triggering events and amounts payable under the SERP and the DCP, respectively.

Summary of Potential Payments upon Termination or Change in Control

The following tables set forth the dollar amount of payments and benefits that each Named Executive Officer would receive in various circumstances triggering payments under his employment agreement or change in control severance agreement, as well as the Company’s Equity Incentive Plan and long-term incentive plan as of December 31, 2007. For Mr. Battafarrano, the table reflects the terms of his employment agreement entered into on March 1, 2008, but uses his compensation data as of December 31, 2007 for purposes of the calculations. For purposes of the following tables, all disclosures under the “Involuntary Termination,” “Change in Control,” “Death/Disability,” and “Retirement” columns assumes an eligible triggering event, as described above, has occurred as of December 31, 2007.

	Involuntary Termination		Change in Control		Death/ Disability		Retirement
Paul J. Diaz
Lump-sum cash payment	$6,650,133	(1)	$5,700,114	(2)	$950,019	(3)	—
Extended coverage under employee benefit plans	26,289	(4)	26,289	(4)	—		—
Equity awards	5,304,482	(5)	5,748,752	(6)	5,748,752	(6)	—
Office space and administrative assistant	301,200	(7)	—		—		—
Long-term incentive plan	475,010	(8)	950,019	(9)	475,010	(8)	—	(10)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(11)	—		—

Total	$12,757,114		$12,430,174		$7,173,781		—

Richard A. Lechleiter
Lump-sum cash payment	$1,242,071	(12)	$1,987,314	(2)	$248,414	(3)	—
Extended coverage under employee benefit plans	11,511	(13)	23,022	(4)	—		—
Equity awards	797,772	(14)	1,224,559	(6)	1,224,559	(6)	—
Long-term incentive plan	186,311	(8)	372,622	(9)	186,311	(8)	—	(10)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(11)	—		—

Total	$2,237,665		$3,612,517		$1,659,284		—

Edward L. Kuntz
Lump-sum cash payment	$2,565,000	(15)	$2,565,000	(15)	—		—
Extended coverage under employee benefit plans	21,189	(4)	21,189	(4)	—		—	(16)
Equity awards	2,044,965	(5)	2,267,112	(6)	$2,267,112	(6)	—	(16)
Office space and administrative assistant	301,200	(7)	—		—		—	(16)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(11)	—		—

Total	$4,932,354		$4,858,301		$2,267,112		—

Frank J. Battafarano
Lump-sum cash payment	$2,086,656	(2)	$2,086,656	(2)	$456,456	(17)	—
Extended coverage under employee benefit plans	23,100	(4)	23,100	(4)	—		—
Equity awards	1,275,807	(5)	1,377,451	(6)	1,377,451	(6)	—
Long-term incentive plan	195,624	(8)	391,248	(9)	—		$195,624	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(11)	—		—

Total	$3,581,187		$3,883,455		$1,833,907		$195,624

	Involuntary Termination		Change in Control		Death/ Disability		Retirement

Lane M. Bowen
Lump-sum cash payment	$1,200,016	(12)	$1,920,024	(2)	$240,003	(3)	—
Extended coverage under employee benefit plans	11,483	(13)	22,965	(4)	—		—
Equity awards	754,106	(14)	1,205,128	(6)	1,205,128	(6)	—
Long-term incentive plan	180,002	(8)	360,005	(9)	180,002	(8)	$180,002	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(11)	—		—

Total	$2,145,607		$3,513,122		$1,625,133		$180,002

(1)	This amount represents the prorated portion of Mr. Diaz’s target award under the short-term incentive plan in the year of termination plus three times the sum of his base salary and target award under the short-term incentive plan in the year of termination.

(2)	These amounts represent three times the sum of such Named Executive Officer’s base salary and target award under the short-term incentive plan in the year of termination.

(3)	These amounts represent a prorated portion of such Named Executive Officer’s target award under the short-term incentive plan in the year of death or Disability.

(4)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for a three-year period based upon the Named Executive Officer’s current coverage as of December 31, 2007.

(5)	These amounts represent the fair value of three years of additional vesting of outstanding stock options and restricted stock calculated using the December 31, 2007 closing price of the Company’s Common Stock on the NYSE of $24.98.

(6)	These amounts represent the fair value of full vesting for all outstanding stock options and restricted stock calculated using the December 31, 2007 closing price of the Company’s Common Stock on the NYSE of $24.98.

(7)	These amounts represent the estimated cost of providing for three years appropriate office space and an administrative assistant’s salary and benefits based upon the 2007 cost for these items.

(8)	These amounts represent the prorated portion of such Named Executive Officer’s target award under the long-term incentive plan in the year of termination, death, Disability or Retirement.

(9)	These amounts represent such Named Executive Officer’s maximum award under the long-term incentive plan in the year of termination.

(10)	Retirement awards are not payable under the long-term incentive plan until age 55. As such, Messrs. Diaz and Lechleiter would not be eligible to receive a retirement benefit under the long-term incentive plan if they retired as of December 31, 2007.

(11)	The Named Executive Officers are entitled to reimbursement for excise taxes which may be imposed on such Named Executive Officer for payments made as a result of a change in control of the Company. Based upon the Company’s calculation, no excise tax would have been imposed on the Named Executive Officers in the event of a change in control of the Company as of December 31, 2007.

(12)	These amounts represent the prorated portion of such Named Executive Officer’s target award under the short-term incentive plan in the year of termination plus one and one-half times the sum of his base salary and target award under the short-term incentive plan in the year of termination.

(13)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for an eighteen-month period based upon the Named Executive Officer’s current coverage as of December 31, 2007.

(14)	These amounts represent the fair value of eighteen months of additional vesting of outstanding stock options and restricted stock calculated using the December 31, 2007 closing price of the Company’s Common Stock on the NYSE of $24.98.

(15)	This amount represents three times Mr. Kuntz’s base salary in the year of termination.

(16)	Retirement awards are not payable under Mr. Kuntz’s employment agreement until age 65. As such, Mr. Kuntz would not be eligible to receive a retirement benefit under his employment agreement if he retired as of December 31, 2007.

(17)	This amount represents the sum of Mr. Battafarano’s target awards under the Company’s short-term and long-term incentive plans in the year of termination. These amounts will be paid on the same dates and in the same manner as if Mr. Battafarano remained an employee of the Company.

DIRECTOR COMPENSATION TABLE—FISCAL YEAR 2007

During 2007, non-employee directors received (1) $3,000 for each Board meeting attended and $2,000 for each committee meeting attended unless the meeting was held telephonically; (2) $1,000 for each telephonic meeting of the Board or any committee meeting attended; (3) a $12,000 quarterly retainer; and (4) an additional $4,000 quarterly retainer for the Audit Committee chairman and an additional $2,000 quarterly retainer for the other committee chairmen. In addition, the lead independent director received an additional quarterly retainer of $2,000.

Pursuant to the Kindred Healthcare, Inc., 2001 Equity Plan for Non-Employee Directors (Amended and Restated) (the “Directors Plan”), on January 10, 2007 the Company issued to each non-employee director an option to purchase 5,000 shares of Common Stock having an exercise price of $25.38 per share. In connection with the KPS Spin-off, all outstanding stock option awards were adjusted in accordance with IRS guidelines to preserve the stock option’s intrinsic value, calculated by taking the difference between the fair market value of the shares underlying the options and the exercise price of such options. As a result, each of the January 10, 2007 stock options was converted to a stock option to purchase 6,542 shares of Common Stock having an exercise price of $19.40 per share. These stock options are exercisable in four equal annual installments beginning on the first anniversary of their grant date and have a ten-year term. Pursuant to the Directors Plan, the Company previously issued, on January 10 of each year, a stock option to purchase 5,000 shares of Common Stock to each non-employee director. These stock options have an exercise price equal to the fair market value of the Common Stock on the date the option was granted, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term.

In addition, the Directors Plan previously provided, upon the appointment or election of a person as a non-employee director for the first time, for a one-time grant of a stock option to purchase 15,000 shares of Common Stock. These stock options have an exercise price equal to the fair market value of the Common Stock on the date the option was granted, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term.

On May 31, 2007, the Company’s shareholders approved various amendments to the Directors Plan. These amendments included (1) discontinuing the granting of non-discretionary stock options under the Directors Plan; (2) permitting the Committee to grant restricted shares of the Company’s Common Stock and stock options to non-employee directors at its discretion; (3) prohibiting the Company from lowering the exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure; and (4) permitting full vesting of all stock options and restricted shares awarded after May 31, 2007 upon death, disability or retirement (as defined under the Directors Plan).

The following table sets forth certain information regarding compensation of all directors of the Company during 2007.

Name	Fees Earned or Paid in Cash	Option Awards (1)		Total
Edward L. Kuntz (2)	—	—		—
Paul J. Diaz (2)	—	—		—
Ann C. Berzin	$92,000	$188,258	(3)(4)	$280,258
Thomas P. Cooper, M.D.	$102,000	$280,943	(3)(4)	$382,943
Michael J. Embler (5)	$93,000	$325,674	(3)(4)	$418,674
Garry N. Garrison	$94,000	$353,091	(3)(4)	$447,091
Isaac Kaufman	$110,000	$353,091	(3)(4)	$463,091
John H. Klein	$112,000	$353,091	(3)(4)	$465,091
Eddy J. Rogers, Jr.	$100,000	$319,598	(3)(4)	$419,598

(1)

These amounts represent the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R. As such, these amounts reflect awards granted in 2007 and in years prior. In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts with respect to fiscal year 2007 are discussed in Note 15 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008. These amounts also include additional SFAS 123R expenses associated with the adjustment of stock options in connection with the KPS Spin-off in the following amounts: Ms. Berzin – $52,792; Dr. Cooper – $168,757; Mr. Embler – $224,509; Mr. Garrison – $251,926; Mr. Kaufman – $251,926; Mr. Klein – $251,926; and Mr. Rogers – $198,104. See “Compensation Discussion and Analysis – Adjustment of Stock Options in Connection with the KPS Spin-off.”

(2)	Messrs. Kuntz and Diaz are compensated as executive officers of the Company and do not receive any additional compensation for serving as a director of the Company. See “Summary Compensation Table.”

(3)	As of December 31, 2007, each non-employee director held the following number of outstanding stock options: Ms. Berzin – 26,170; Dr. Cooper – 47,105; Mr. Embler – 69,350; Mr. Garrison – 69,350; Mr. Kaufman – 69,350; Mr. Klein – 69,350; and Mr. Rogers – 53,648.

(4)	The grant date fair value for each stock option award granted to these directors on January 10, 2007 is $67,600, calculated in accordance with SFAS 123R. The assumptions used in calculating these awards are discussed in Note 15 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008.

(5)	All cash and non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors has or will be distributed directly to the advisory clients of FMA.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the NYSE listing standards. The Committee is composed of Mr. John H. Klein (Chairman), Ms. Ann C. Berzin, Thomas P. Cooper, M.D., Mr. Michael J. Embler, Mr. Garry N. Garrison, Mr. Isaac Kaufman and Mr. Eddy J. Rogers, Jr. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and stock-based incentive compensation plans for the executive officers of the Company.

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based upon the foregoing review and discussion with management, the Executive Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

EXECUTIVE COMPENSATION COMMITTEE

John H. Klein, Chairman

Ann C. Berzin

Thomas P. Cooper, M.D.

Michael J. Embler

Garry N. Garrison

Isaac Kaufman

Eddy J. Rogers, Jr.

Compensation Committee Interlocks and Insider Participation

Mr. John H. Klein (Chairman), Thomas P. Cooper, M.D., Mr. Michael J. Embler and Mr. Garry N. Garrison served on the Executive Compensation Committee of the Board of Directors for all of 2007, and Ms. Ann C. Berzin, Mr. Isaac Kaufman and Mr. Eddy J. Rogers were appointed to the Committee on December 10, 2007. None of the persons who served on the Executive Compensation Committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Act. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of four directors. Each member of the Audit Committee is independent and financially literate as defined in the NYSE listing standards. Mr. Isaac Kaufman (Chairman), Ms. Ann C. Berzin, Mr. John H. Klein and Mr. Eddy J. Rogers, Jr. served on the Audit Committee for all of 2007.

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. PricewaterhouseCoopers LLP is responsible for auditing the Company’s financial statements, expressing an opinion on the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Management has represented to PricewaterhouseCoopers LLP and the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee held nine meetings during 2007. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the registered public accounting firm’s independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received by the Audit Committee.

The Audit Committee also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting.

In reliance upon the reviews and discussions referenced above and the report of the independent registered public accounting firm with respect to the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

All members of the Audit Committee of the Company listed below submit the foregoing report.

AUDIT COMMITTEE

Isaac Kaufman, Chairman

Ann C. Berzin

John H. Klein

Eddy J. Rogers, Jr.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of December 31, 2007 with respect to (1) equity plans that were approved by the Company’s shareholders, and (2) equity plans that had not been approved by the Company’s shareholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,301,955	(2)(3)	$18.26	1,309,470	(4)
Equity compensation plans not approved by security holders	260,397	(5)	$13.68	—

Total	3,562,352		$17.93	1,309,470

(1)	The Equity Incentive Plan has been approved by the Company’s shareholders and is included in these totals. The Directors Plan was approved by the Company’s shareholders on May 18, 2004, and certain amendments to the Directors Plan were approved on May 31, 2007.

(2)	Represents 3,158,029 shares of Common Stock underlying outstanding stock options granted pursuant to the Equity Incentive Plan and 143,926 shares of Common Stock underlying stock options granted to non-employee directors pursuant to the Directors Plan after the date on which the Directors Plan was approved by the shareholders.

(3)	As a result of the adjustments to stock options associated with the KPS Spin-off, outstanding stock options were increased by 769,291 shares under the Equity Incentive Plan and 95,323 shares under the Directors Plan. See “Compensation Discussion and Analysis—Adjustment of Stock Options in Connection with the KPS Spin-off.”

(4)	Restricted Common Stock and other forms of equity awards may be issued under the Equity Incentive Plan and the Director’s Plan.

(5)	This amount includes shares of Common Stock underlying stock options granted to non-employee directors pursuant to the Directors Plan prior to the date on which the Directors Plan was approved by the shareholders.

The Company maintains the Directors Plan to promote the Company’s interests and the interests of its shareholders by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company. The Board of Directors initially adopted the Directors Plan on May 21, 2001. The Board of Directors amended and restated the Directors Plan on March 19, 2004, subject to shareholder approval, which was obtained at the Company’s annual meeting on May 18, 2004. On May 31, 2007, the Company’s shareholders approved various amendments to the Directors Plan. Prior to May 31, 2007, the Company issued, on January 10 of each year, a stock option to purchase 5,000 shares of Common Stock to each non-employee director under the Directors Plan. These stock options have an exercise price equal to the fair market value of the Common Stock on the date the option was granted, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term. In addition, the Directors Plan previously provided for a one-time grant of a stock option to purchase 15,000 shares of Common Stock upon the initial appointment or election of a person as a non-employee director. These stock options have an exercise price equal to the fair market value of the Common Stock on the date the option was granted, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term.

On May 31, 2007, the Company’s shareholders approved various amendments to the Directors Plan. These amendments included (1) discontinuing the granting of non-discretionary stock options under the Directors Plan; (2) permitting the Committee to grant restricted shares of the Company’s Common Stock and stock options to non-employee directors at its discretion; (3) prohibiting the Company from lowering the option exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure; and (4) permitting full vesting of all stock options and restricted shares awarded after May 31, 2007 upon death, disability or retirement (as defined under the Directors Plan).

2. PROPOSAL TO AMEND AND RESTATE THE KINDRED HEALTHCARE, INC. 2001

STOCK INCENTIVE PLAN, AMENDED AND RESTATED

The Equity Incentive Plan promotes the interests of the Company by providing the Company’s employees, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in their employment and to improve the Company’s growth and profitability. The Board of Directors initially adopted the Equity Incentive Plan on February 12, 2002, subject to shareholder approval. The Company’s shareholders approved the Equity Incentive Plan on April 16, 2002. On December 16, 2003, the Board of Directors amended and restated the Equity Incentive Plan, subject to shareholder approval, which was obtained on May 18, 2004. On July 30, 2007, the Equity Incentive Plan was amended to comply with Section 409A of the Code. It is now proposed that the Equity Incentive Plan be amended and restated to make the following changes:

•

Increase the number of shares of Common Stock available for issuance under the Equity Incentive Plan from 7,769,291 to 9,269,291. As of March 28, 2008, approximately 7,300,000 shares of Common Stock have been issued or are subject to issuance in the future upon the exercise of outstanding stock options and the vesting of performance units.

The following is a summary of the material features of the Equity Incentive Plan, as amended (the “Amended Plan”). This summary is subject in all respects to the complete text of the Amended Plan, which is attached as Appendix A.

In General

The Amended Plan provides for the grant of several types of stock-based awards to the Company’s employees and to employees of its affiliates: incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs” and together with ISOs, “Options”); tandem stock appreciation rights (“SARs”), stand-alone SARs, performance units, restricted shares, and stock bonuses, each of which is described in detail below.

The Amended Plan is administered by a committee of the Board of Directors comprised of two or more directors, each of whom must be an “independent” director as required by the listing standards of the NYSE. The Executive Compensation Committee identifies the employees who may be granted incentive awards (“participants”), the number and type(s) of such awards granted, and all other relevant factors, as described in more detail below. Generally, employees who are primarily responsible for the management, growth or protection of the Company are eligible to participate in the Amended Plan. Historically, the Executive Compensation Committee primarily has made awards to the Company’s officers, which currently approximates 85 persons.

Awards may be granted with respect to no more than 9,269,291 shares of Common Stock in the aggregate. In any calendar year, each participant may be granted (1) Options with respect to no more than 150,000 shares in the aggregate, (2) tandem SARs and stand-alone SARs (collectively) with respect to no more than 100,000 shares in the aggregate, (3) performance units with respect to no more than 100,000 shares in the aggregate, (4) restricted stock with respect to no more than 100,000 shares in the aggregate, and (5) stock bonuses of no more than 25,000 shares in the aggregate. In addition, shares issued during the term of the Amended Plan for awards other than Options, stand-alone SARs and tandem SARs shall not exceed 50% of the shares authorized under the Amended Plan. Shares of Common Stock issued under the Amended Plan may be either newly issued shares or treasury shares.

Options

Each Option will entitle the holder to purchase a specified number of shares of Common Stock. The exercise price and vesting schedule of each Option will be determined by the Executive Compensation Committee on the date of grant of such Option and will be set forth in an option grant agreement. No Option will be exercisable after the expiration of ten years from the date such Option is granted. The exercise price will not be less than the fair market value of a share on the date of grant. The exercise price will be paid in cash or in shares of Common Stock (owned for at least six months) valued at their fair market value on the date of exercise. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company.

In the event that the employment of a participant terminates (1) for any reason other than disability, retirement, cause (as such terms are defined in the Amended Plan) or death, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for ninety days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the retirement of the participant, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for two years from termination (in the case of NQSOs) or for 90 days after termination (in the case of ISOs), and those not exercisable at such time will expire at such time; (3) on account of the disability or death of the participant, Options granted to such participant will become immediately exercisable and will remain exercisable by such participant or his designated beneficiary, respectively, for two years from termination (in the case of NQSOs) or for one year after termination (in the case of ISOs); and (4) for cause, all outstanding Options granted to such participant will expire at the commencement of business on the date of such termination. However, no Option may be exercised after the expiration of its term.

Upon the occurrence of a change in control of the Company (as defined in the Amended Plan), each Option granted under the Amended Plan and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or cancellation under the Amended Plan. Furthermore, the Executive Compensation Committee may specify at the time of grant that a participant will have the right to sell each Option back to the Company for the excess of the fair market value of a share on the date of such change in control over the exercise price of such Option.

Tandem SARs

Tandem SARs may be granted by the Executive Compensation Committee in connection with any Option granted under the Amended Plan (either at the same time as the grant of such Options or at a later time), and may be granted with respect to the same number of shares or fewer shares as the underlying Option. The terms of tandem SARs granted to a participant will be set forth in an agreement at the time of grant. Tandem SARs will be exercisable at the same time and to the same extent (on a proportional basis) as its related Option. The exercise of a tandem SAR will cause the cancellation of its related Option with respect to the number of shares exercised, and the exercise or cancellation of an Option will cause the cancellation of related tandem SARs with respect to the same number of shares.

Upon the exercise of a tandem SAR, pursuant to the grant agreement, the participant will receive, with respect to each share underlying the tandem SAR, (1) a cash payment equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such tandem SAR, (2) a number of shares which on the date of exercise have a fair market value equal to such excess, or (3) a combination of cash and shares.

The exercise of a tandem SAR upon or after the occurrence of a change in control will entitle a participant to a cash payment for each underlying share exercised equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price.

Stand-Alone SARs

Stand-alone SARs may be granted by the Executive Compensation Committee. The vesting schedule of each stand-alone SAR will be determined by the Executive Compensation Committee on the date of grant and set forth in a grant agreement.

Upon the exercise of a stand-alone SAR, pursuant to the grant agreement, the participant will receive, with respect to each share underlying the stand-alone SAR, (1) a cash payment equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such stand-alone SAR, (2) a number of shares which on the date of exercise have a fair market value equal to such excess, or (3) a combination of cash and shares.

In the event that the employment of a participant terminates (1) for any reason other than disability, retirement, cause or death, stand-alone SARs granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for ninety days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the retirement of the participant, stand-alone SARs granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for two years from termination, and those not exercisable at such time will expire at such time; (3) on account of the disability or death of the participant, stand-alone SARs granted to such participant will become immediately exercisable and will remain exercisable by such participant or his designated beneficiary, respectively, for two years from termination; and (4) for cause, all outstanding stand-alone SARs granted to such participant will expire at the commencement of business on the date of such termination. However, no stand-alone SAR may be exercised after the expiration of its term.

Upon the occurrence of a change in control of the Company, each stand-alone SAR granted under the Amended Plan and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or cancellation under the Amended Plan. Furthermore, the exercise of a stand-alone SAR upon or after the occurrence of a change in control will entitle a participant to a cash payment for each underlying share exercised equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price.

Performance Units

Performance units are based on the achievement of performance goals over a specified performance period, the terms of which will be specified by the Executive Compensation Committee in a grant agreement at the time of grant. Performance periods, established by the Executive Compensation Committee from time to time, may be for any duration between six months and five years. Performance goals with respect to each performance period, which are to be established by the Executive Compensation Committee within the first ninety days of the performance period (or before 25% of a performance period of a shorter duration than one year has elapsed), may be expressed in terms of (1) earnings per share of Common Stock, (2) share price of Common Stock, (3) pretax profit, (4) net earnings, (5) return on equity or assets, (6) revenues, (7) account receivable collection days, (8) earnings before interest, income taxes, depreciation, amortization and rent, (9) individual management, performance or quality objectives, (10) any combination of the foregoing, or (11) such other goals as the Executive Compensation Committee may determine, and any components of performance goals may be based, in whole or in part, on the performance of an affiliate of the Company.

After the end of a performance period, the Executive Compensation Committee will determine the extent to which performance goals for such period have been achieved, if at all. If achieved in full, each applicable participant will be allocated shares equal to the number of performance units initially awarded to such participant for such period; if partially achieved, the Executive Compensation Committee may provide for the allocation of fewer shares. Payment may be, in the discretion of the Executive Compensation Committee, in cash (equal to the fair market value of a share multiplied by the number of shares being allocated), in shares or in a combination of cash and shares.

If the employment of a participant terminates prior to the expiration of a performance period for any reason other than death or disability, the performance units then held by such participant will terminate. If the employment of a participant terminates by reason of death or disability prior to the expiration of a performance period, all outstanding performance units held by such participant with respect to such performance period will be paid to the participant or the participant’s estate, as the case may be, as if all applicable performance goals had been fully achieved, provided that such payment will be prorated to reflect the portion of the performance period during which such participant was employed.

Upon a change in control, all outstanding performance units under any performance period will become fully vested and immediately payable as if performance goals were fully achieved, without proration, in which case the payment will be in cash equal to the product of the number of outstanding performance units and the greater of (1) the fair market value of a share on the date of such change in control and (2) the highest price per share paid in connection with such change in control.

Restricted Shares

Restricted shares granted by the Executive Compensation Committee under the Amended Plan may not be transferred, pledged, assigned or otherwise encumbered by the participant and will be subject to forfeiture until they vest and become fully transferable without restriction according to the vesting schedule set forth in an agreement evidencing such restricted shares. Any restricted shares must vest over a period of at least three years from the date of grant.

If a participant’s employment terminates prior to the scheduled vesting dates of any restricted shares for any reason other than death or disability, all restricted shares awarded to such participant that have not yet vested will be forfeited on the date of termination without payment of any consideration therefor. In the event that the employment of a participant terminates by reason of death or disability prior to the expiration of any vesting period, all restricted shares awarded to such participant will immediately vest.

Upon a change in control, all outstanding restricted shares will immediately vest and become fully transferable.

Stock Bonuses

The Executive Compensation Committee may grant stock bonuses to participants from time to time. Stock bonuses may be paid at such time and subject to such conditions as the Executive Compensation Committee may determine at the time of grant.

Benefits to Named Executive Officers and Others

Since the incentive awards granted under the Amended Plan are discretionary, no data can be provided regarding planned future grants. Therefore, the following table sets forth information pertaining to stock options and shares of restricted Common Stock which were granted in 2007 pursuant to the Amended Plan to the persons or groups named below. The closing trading price of the Common Stock as reported on the NYSE on March 31, 2008 was $21.87 per share.

Amended Plan

Name and Position	Total Number of Options	Dollar Value (1)	Total Number of Restricted Shares	Dollar Value (2)
Paul J. Diaz, President and Chief Executive Officer	—	—	81,139	$2,026,852
Richard A. Lechleiter, Executive Vice President and Chief Financial Officer	—	—	15,502	387,240
Edward L. Kuntz, Executive Chairman of the Board of Directors	—	—	46,569	1,163,294
Frank J. Battafarano, Chief Operating Officer	—	—	16,276	406,574
Lane M. Bowen, Executive Vice President and President, Health Services Division	—	—	24,961	623,526
All current executive officers as a group (3)	—	—	266,093	6,647,003
All employees, including all current officers who are not executive officers, as a group	10,000	$28,750	208,677	5,212,751

(1)	These values are computed by subtracting the option exercise price for in-the-money options from the closing price of $24.98 reported on the NYSE for the Common Stock on December 31, 2007, and multiplying that figure by the number of in-the-money options.

(2)	Values for restricted shares under the Amended Plan are calculated by multiplying the closing price of $24.98 reported on the NYSE for the Common Stock on December 31, 2007, and multiplying that figure by the number of restricted shares.

(3)	These amounts include awards made to the Named Executive Officers.

General Plan Provisions

In the event that any outstanding award under the Amended Plan expires, terminates or is cancelled for any reason, the shares of Common Stock subject to the unexercised, unvested or unpaid portion of such award will again be available for award pursuant to the Amended Plan.

The Amended Plan provides for an appropriate adjustment in the number of shares of Common Stock available to be issued under the Amended Plan and in the related exercise price for such shares, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The KPS-Spin-off and the related KPS Distribution effectuated a recapitalization under the Amended Plan. As such, outstanding stock options were adjusted in accordance with IRS guidelines. The number of shares under the Amended Plan was increased by 769,291 shares as a result of these adjustments. See “Compensation Discussion and Analysis—Adjustment of Stock Options in Connection with the KPS Spin-off.”

During the lifetime of a participant, each incentive award granted to a participant is only exercisable by or payable to the participant. No award is transferable or assignable other than by will or the laws of descent and distribution.

Amendment or Termination of the Amended Plan

The Board of Directors may amend the provisions of the Amended Plan at any time and from time to time, but no amendment may be made that would impair the rights of a participant under a previously granted award, without the participant’s consent, or that, without the approval of the Company’s shareholders, would increase the total number of shares reserved for the purpose of the Amended Plan or would reduce the exercise price for Options, stand-alone SARs or tandem SARs by repricing or replacing such awards.

Principal Federal Income Tax Consequences of Options Granted Under the Amended Plan to Participants and the Company

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to participants upon the grant and exercise of ISOs and NQSOs under the Amended Plan under the now applicable provisions of the Code and the regulations thereunder.

Incentive Stock Options.    A participant is not deemed to have received taxable income upon grant or exercise of any ISO. Upon exercise of an ISO, the spread between the fair market value of the shares received and the exercise price will be an item of adjustment for purposes of the alternative minimum tax, unless the participant disposes of the shares in the same tax year as the ISO is exercised. If a participant disposes of such shares within one year after the date of exercise and two years after the date of grant (the “ISO Holding Period”) (such disposition, a “Disqualifying Disposition”), any gain on such Disqualifying Disposition, up to the amount of the spread on exercise, will be ordinary income, with the balance being capital gain. All other gains upon dispositions of shares received upon exercise of an ISO will be capital gain in an amount equal to the excess of the proceeds received over the exercise price.

If the participant surrenders previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an ISO, such surrender is a Disqualifying Disposition of the surrendered shares that will result in the recognition of ordinary income (although not of capital gain) as described in the immediately preceding paragraph. The number of shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis, increased by the amount of ordinary income recognized upon the Disqualifying Disposition, and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

If the participant surrenders previously-owned shares (other than any shares acquired upon the exercise of an ISO which has not satisfied the ISO Holding Period) in payment of any or all of the exercise price of an ISO, the shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

Non-Qualified Stock Options.    A participant is not taxed upon grant of an NQSO. Generally, a participant will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise.

If the participant surrenders previously-owned shares in payment of any or all of the exercise price of an NQSO, the shares received upon exercise of such NQSO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

In addition, according to proposed regulations issued by the U.S. Treasury Department, the surrender of previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an NQSO would not be a Disqualifying Disposition of the surrendered shares that would result in the recognition of ordinary income. Rather, if the participant surrenders previously-owned shares acquired upon the exercise of an ISO in payment of any or all of the exercise price of an NQSO, a number of shares received upon exercise of the NQSO equal to the number of previously-owned shares surrendered would be treated as shares received upon the exercise of the ISO and only the additional shares received upon exercise of the NQSO would be treated as such.

Tax Consequences to the Company.    The Company or an affiliate of the Company that employs a participant generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the participant as a result of the exercise of an option in the year of recognition by the participant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

3. PROPOSAL TO RATIFY THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2008

The firm of PricewaterhouseCoopers LLP has been retained as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2008 fiscal year and to audit the Company’s internal control over financial reporting as of December 31, 2008.

Although the Company’s bylaws do not require that the Company’s shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate governance.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

Fees Paid to PricewaterhouseCoopers LLP

The following information presents the fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006. The Audit Committee approved all of the services related to the fees set forth below.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for each of the years ended December 31, 2007 and 2006 for the audits of the consolidated financial statements of the Company, audits of the Company’s internal control over financial reporting as of December 31, 2007 and 2006, review of interim financial statements included in the Company’s Form 10-Qs and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for each of the referenced years were $2,044,922 and $2,072,020, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2007 and 2006, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in the audit fees listed above were $1,792,818 and $1,989,589, respectively. These fees were primarily related to audits and related services associated with subsidiary reporting, and the separate audits of the Company’s pharmacy division in connection with the KPS Spin-off.

Tax Fees

There were no fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2007 and 2006 for tax compliance, tax advice or tax planning services.

All Other Fees

No other fees were billed by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006 for products and services other than services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, evaluating and replacing the independent registered public accounting firm, setting compensation and overseeing the services rendered by the independent registered public accounting firm. The Audit Committee has established a policy requiring pre-approval of all audit engagement fees and terms and all permissible non-audit engagements with the independent registered public accounting firm. Such services may be approved at a meeting of the Audit Committee or the Audit Committee may delegate to one or more of its members the pre-approval of audit engagements and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings. All of the services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with this policy.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company must receive any shareholder proposal intended to be presented at the Company’s 2009 Annual Meeting of shareholders by December 9, 2008 in order to be considered for inclusion in the Company’s proxy materials for such meeting.

In connection with the annual meeting of shareholders of the Company to be held in 2009, if the proponent of a shareholder proposal fails to notify the Company of such proposal, in conformity with the requirements of the Company’s bylaws, before 60 days, but no earlier than 90 days before the anniversary of the annual meeting date for the preceding year, then management proxies will be allowed to use their discretionary voting authority on the proposal if raised at the annual meeting even if there is no discussion of the proposal in the proxy statement.

SHAREHOLDER AND OTHER COMMUNICATIONS

The Company welcomes communications to the Board of Directors and/or individual directors including the Company’s lead independent director. Shareholders or other interested parties who wish to communicate with the Board of Directors or an individual director, including the Company’s lead independent director, should send their communications to the Board of Directors or an individual director, care of the Corporate Secretary, at the Company’s principal office. All such communications will be forwarded to the Board of Directors or the individual director as appropriate.

OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

ADDITIONAL INFORMATION

Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

By Order of the Board of Directors

Paul J. Diaz

President and Chief Executive Officer

APPENDIX A

KINDRED HEALTHCARE, INC.

2001 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

1. PURPOSE OF THE PLAN

This Amended and Restated Kindred Healthcare, Inc. 2001 Stock Incentive Plan (the “Plan”), originally adopted as the Kindred Healthcare, Inc. 2001 Stock Option Plan, is intended to promote the interests of the Company by providing the employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the employ of the Company.

2. DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliates” shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

(b) “Board of Directors” shall mean the Board of Directors of Kindred.

(c) “Cause,” when used in connection with the termination of a Participant’s employment, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company, unless the Participant has an existing Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere to a crime involving moral turpitude.

(d) “Change in Control” shall mean any one of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) The Company’s stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

(iii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

(iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not affiliates of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such event are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall have the meaning given to such term in Section 4.

(g) “Common Stock” shall mean the Company’s common stock, $.25 par value per share.

(h) “Company” shall mean Kindred together with its Affiliates.

(i) “Disability” shall mean a physical or mental condition that entitles the Participant to benefits under the Company’s long-term disability plan. For purposes of this Plan, a Participant’s employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

(j) “EBITDAR” shall mean the consolidated earnings of Kindred and its subsidiaries before interest, taxes, depreciation, amortization and rent.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) the “Fair Market Value” of a Share with respect to any day shall be (i) the closing sales price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

(m) “Incentive Award” shall mean an Option, Tandem SAR, Stand-Alone SAR, Performance Unit, Restricted Share or Stock Bonus granted pursuant to the terms of the Plan.

(n) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(o) “Kindred” shall mean Kindred Healthcare, Inc., a Delaware corporation, and its successors.

(p) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

(q) “Option” shall mean an option to purchase Shares granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(r) “Participant” shall mean an employee of the Company to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(s) “Performance Goals” shall have the meaning given such term in Section 9(b).

(t) “Performance Period” shall have the meaning given such term in Section 9(a).

(u) “Performance Unit” shall mean the right, granted to a Participant pursuant to Section 9, to receive a Share upon the achievement of specified Performance Goals.

(v) “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(w) “Plan” shall mean this Kindred Healthcare, Inc. 2001 Stock Incentive Plan, as it may be amended from time to time.

(x) “Restricted Share” shall mean a Share of restricted stock granted pursuant to Section 10 hereof.

(y) “Retirement” shall mean the termination of the employment of a Participant with the Company on or after (i) the first date on which the Participant has both attained age 55 and completed 5 years of service with the Company or (ii) the date on which the Participant attains age 65.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa) “Share” shall mean a share of Common Stock.

(bb) “Spread” shall mean, with respect to an Option, Tandem SAR or Stand-Alone SAR, the excess, if any, of (i) the Fair Market Value of a Share as of the applicable valuation date (e.g., the date such Incentive Award is exercised) over (ii) in the case of an Option, the exercise price of such Option, or in the case of a Tandem SAR, the exercise price of the related Option, or in the case of a Stand-Alone SAR, the exercise price of such Stand-Alone SAR.

(cc) “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof which is not related to any Option.

(dd) “Stock Bonus” shall mean a grant of a bonus payable in Shares pursuant to Section 11 hereof.

(ee) “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 7 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

3. STOCK SUBJECT TO THE PLAN

Under the Plan, the Committee may grant to Participants (i) Options, (ii) Tandem SARs, (iii) Stand-Alone SARs, (iv) Performance Units, (v) Restricted Shares and (vi) Stock Bonuses.

Subject to adjustment as provided in Section 12 hereof, the Committee may grant Incentive Awards with respect to a number of Shares that in the aggregate does not exceed 9,269,291 Shares; provided that (i) no Participant may be granted (a) Options with respect to more than 150,000 Shares in the aggregate in any calendar year; (b) Tandem SARs or Stand-Alone SARs (collectively) with respect to more than 100,000 Shares in the aggregate in any calendar year; (c) Performance Units with respect to more than 100,000 Shares in the aggregate in any calendar year; (d) Restricted Shares with respect to more than 100,000 Shares in the aggregate in any calendar year; or (e) Stock Bonuses with respect to more than 25,000 Shares in the aggregate in any calendar year and (ii) shares issued during the term of the Plan for Incentive Awards other than Options, Stand-Alone SARS and Tandem SARS shall in no event exceed fifty percent (50%) of the shares authorized under the Plan.

In the event that any outstanding Option, Stand-Alone SAR, Restricted Share or Performance Unit expires, terminates or is cancelled for any reason (other than pursuant to Section 7(b)(ii) hereof), the Shares subject to the unexercised portion of such Option, Stand-Alone SAR, Restricted Share or Performance Unit shall again be available for grants under the Plan. In the event that an outstanding Option is cancelled pursuant to Section 7(b)(ii) hereof by reason of the exercise of a Tandem SAR, the Shares subject to the cancelled portion of such Option shall not again be available for grant under the Plan. To the extent that Incentive Awards terminate, expire or are cancelled without having been exercised, vested or paid, the Shares covered thereby shall continue to count against the annual maximum number of Shares with respect to which each type of Incentive Award may be granted to a Participant.

Shares issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by a committee of the Board (the “Committee”) consisting of two or more persons, each of whom shall be a (i) “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act (ii) an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code and (iii) an “independent” director as required by NYSE or any security exchange on which the Common Stock is listed. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable or on which a Restricted Share granted under the plan vests or, subject to Sections 6(c)(i) and 8(c)(i) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan. In addition, the Committee may modify, with the consent of the Participant, any Incentive Award to make it consistent with other agreements approved by the Committee.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee; provided that, no payment shall be made with respect to any Incentive Award that is subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code and the regulations promulgated thereunder.

Neither the Committee nor any member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. ELIGIBILITY

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company who are largely responsible for the management, growth and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company) as the Committee shall select from time to time.

6. OPTIONS

The Committee may grant Options pursuant to the Plan which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options

All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or Non-Qualified Stock Options.

(b) Exercise Price

The exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option is granted.

(c) Term and Exercise of Options

(i) Each Option shall be exercisable on such date or dates, during such period and for such number of Shares as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(ii) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier’s check or wire transfer or (ii) in Shares previously owned by the Participant for at least six months and valued at their Fair Market Value on the effective date of such exercise, or partly in Shares with the balance in cash, by certified check, bank cashier’s check or wire transfer. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company. Any payment in Shares shall be effected by the delivery of such Shares to the Corporate Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Corporate Secretary of the Company shall require from time to time.

(iv) Certificates for Shares purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

(v) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d) Limitations on Grant of Incentive Stock Options

(i) The aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary” of the Company as such term is defined in Section 424(f) of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Kindred or any of its “subsidiaries” (within the meaning of Section 424(f) of the Code), unless (i) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e) Effect of Termination of Employment

(i) In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for 90 days after such termination, at which time they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(ii) In the event that the employment of a Participant with the Company shall terminate on account of the Retirement of the Participant, (A) such Participant shall be entitled to exercise Options granted to him hereunder to the extent that such Options were exercisable at the time of such termination (x) in the case of Non-Qualified Stock Options, for two years after the date of Retirement and (y) in the case of Incentive Stock Options, for 90 days after Retirement, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, all then outstanding Options of such Participant shall become immediately exercisable and such Participant shall be entitled to exercise Options granted to him hereunder (x) in the case of Non-Qualified Stock Options, at any time within two years after the date of death or the determination of Disability, and (y) in the case of Incentive Stock Options, at any time within one year after the date of death or determination of Disability; provided, however, that no Option shall be exercisable after the expiration of its term.

(iv) In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f) Consequences of a Change in Control

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. Furthermore, the Committee may specify in the agreement evidencing an Option that the Participant receiving such Option shall, following a Change in Control, have the right to sell the Option back to the Company for an amount equal to the Spread.

7. TANDEM STOCK APPRECIATION RIGHTS

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of Shares less than or equal to the number of Shares subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a) Benefit Upon Exercise

Subject to Section 7(c) hereof, the exercise of a Tandem SAR with respect to any number of Shares prior to the occurrence of a Change in Control shall entitle a Participant to (i) a cash payment, for each such Share, equal to the Spread, (ii) the issuance or transfer to the Participant of a number of Shares which on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such Spread or (iii) a combination of cash and Shares in amounts equal to such Spread, all as determined by the Committee in its discretion. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

(b) Term and Exercise of Tandem SAR

(i) A Tandem SAR shall be exercisable at the same time and to the same extent (on a proportional basis, with any fractional amount being rounded down to the immediately preceding whole number) as its related Option.

(ii) The exercise of a Tandem SAR with respect to a number of Shares shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of Shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this subsection (ii)), with respect to a number of Shares shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of Shares subject to such Option after such exercise, cancellation, termination or expiration is less than the number of Shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

(iii) Each Tandem SAR shall be exercisable in whole or in part; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iv) During the lifetime of a Participant, each Tandem SAR granted to him shall be exercisable only by him. No Tandem SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option.

(v) A Tandem SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(c) Consequences of a Change in Control

The exercise of a Tandem SAR with respect to any number of Shares upon or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such Share, equal to the Spread.

8. STAND-ALONE STOCK APPRECIATION RIGHTS

The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a) Exercise Price

The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR but shall not be less than 100% of the Fair Market Value of a Share on the date on which such Stand-Alone SAR is granted.

(b) Benefit Upon Exercise

Subject to Section 8(e) hereof, the exercise of a Stand-Alone SAR with respect to any number of Shares prior to the occurrence of a Change in Control shall entitle a Participant to (i) a cash payment, for each such Share, equal to the Spread, (ii) the issuance or transfer to the Participant of a number of Shares which on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such Spread or (iii) a combination of cash and Shares in amounts equal to such Spread, all as determined by the Committee in its absolute discretion. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of the exercise.

(c) Term and Exercise of Stand-Alone SARs

(i) Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of Shares as shall be determined by the Committee and set forth in the agreement with respect to such Stand-Alone SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten years from the date such Stand-Alone SAR was granted; and, provided, further, that each Stand-Alone SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Stand-Alone SAR.

(ii) Each Stand-Alone SAR may be exercised in whole or in part; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii) A Stand-Alone SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(iv) During the lifetime of a Participant, each Stand-Alone SAR granted to him shall be exercisable only by him. No Stand-Alone SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d) Effect of Termination of Employment

(i) In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (A) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for 90 days after such termination, at which time they shall expire, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(ii) In the event that the employment of a Participant with the Company terminates on account of the Retirement of the Participant, (A) such Participant shall be entitled to exercise Stand-Alone SARs granted to him hereunder, to the extent that such Stand-Alone SARs were exercisable at the time of such termination, for two years after the date of Retirement, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iii) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant (x) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of two years after such termination, on which date they shall expire, and (y) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iv) In the event of the termination of a Participant’s employment for Cause, all outstanding Stand-Alone SARs granted to such Participant shall expire at the commencement of business on the date of such termination.

(e) Consequences of a Change in Control

Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. The exercise of a Stand-Alone SAR with respect to any number of Shares upon or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such Share, equal to the Spread.

9. PERFORMANCE UNITS

The Committee may grant Performance Units pursuant to the Plan, which Performance Units shall be evidenced by agreements in such form as the Committee shall from time to time approve. Performance Units shall be based upon the achievement of Performance Goals over a specified Performance Period and shall comply with and be subject to the following terms and conditions:

(a) Performance Period

The Committee shall determine the period of performance (“Performance Period”), with respect to each Performance Unit, during which the Performance Goals will be measured. The Performance Period shall not be less than six months nor more than five years.

(b) Performance Goals

The goals (“Performance Goals”) that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profit, (iv) net income, (v) return on equity or assets, (vi) revenues, (vii) account receivable collection days, (viii) EBITDAR, (ix) individual management, performance or quality objectives, (x) any combination of the foregoing, or (xi) such other goals as the Committee may determine (except with respect to executive officers). Performance Goals may be in respect of the performance of Kindred and its subsidiaries (which may be on a consolidated basis) or a subsidiary, division or other operating unit of the Company. Performance Goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The Committee shall establish Performance Goals applicable to a particular Performance Period within 90 days of the commencement of such Performance Period (or, in the case of a Performance Period that is less than 12 months in duration, before 25% of such Performance Period has elapsed), provided that the outcome of the Performance Goal is substantially uncertain at the time of its adoption. The Performance Goals with respect to a Performance Period shall be established by the Committee in order to comply with Section 162(m) of the Code, as applicable. The Committee shall determine the target levels of performance that must be achieved with respect to each criteria that is identified in a Performance Goal in order for a Performance Goal to be treated as attained in whole or in part; provided that the Committee shall establish each such target level of performance so that any vesting condition related to the attainment of the Performance Goals would be considered a substantial risk of forfeiture for purposes of Section 409A of the Code and the regulations promulgated thereunder. In the event that the Performance Goals are based on more than one business criteria, the Committee may determine to make a grant of a Performance Unit upon attainment of the Performance Goal relating to any one or more of such criteria.

(c) Benefit Upon Achievement of Performance Goals

As soon as practicable after the end of a Performance Period, the Committee shall determine and certify the extent to which the Performance Goals for such Performance Period were achieved, if at all. If the Performance Goals are achieved in full, and the Participant remains employed with the Company as of the end of the relevant Performance Period, the Participant will be allocated Shares equal to the number of Performance Units initially awarded to the Participant for the relevant Performance Period. Each award of Performance Units may provide for the allocation of fewer Performance Units in the event of partial fulfillment of Performance Goals. After certifying the extent of any Performance Goals, the Committee may determine at the time of payment whether such payment shall be made (a) in cash (equal to the Fair Market Value of a Share multiplied by the number of Performance Units being allocated), (b) in Shares or (c) in a combination of cash and Shares. Notwithstanding the foregoing, in no event shall any payment pursuant to this Section 9(c) occur later than March 15th of the calendar year immediately following the calendar year in which the relevant Performance Period ends.

(d) No Transferability

No Performance Unit shall be assignable or transferable otherwise than by will or the laws of descent and distribution.

(e) Effect of Termination of Employment

(i) If the employment of a Participant shall terminate with the Company prior to the expiration of a Performance Period for any reason other than for death or Disability, the Performance Units then held by the Participant shall terminate.

(ii) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant prior to the expiration of a Performance Period with respect to which such Participant has Performance Units outstanding, all such outstanding Performance Units shall be paid to the Participant or the Participant’s estate, as the case may be, as if all applicable Performance Goals had been fully achieved; provided that such payment shall be prorated to reflect the portion of the Performance Period during which such Participant was employed.

(f) Consequences Upon Change in Control

Upon a Change in Control, any and all outstanding Performance Units which are potentially available under any outstanding award shall become fully vested and immediately payable as if the Performance Goals were fully achieved, without any proration, in which case payment shall be in cash equal to the product of the number of outstanding Performance Units and the greater of (i) the Fair Market Value of a Share on the date of such Change in Control and (ii) the highest price per Share paid in connection with such Change in Control.

10. RESTRICTED SHARES

The Committee may grant Restricted Shares pursuant to the Plan, which Restricted Shares shall be evidenced by agreements in such form as the Committee shall from time to time approve. Restricted Shares shall comply with and be subject to the following terms and conditions:

(a) Vesting

Subject to the provisions of Section 10(b) hereof, the Restricted Shares granted to a Participant shall not be transferred, pledged, assigned or otherwise encumbered and shall be subject to forfeiture until such Restricted Shares vest and become fully transferable without restriction according to the vesting schedule set forth in the agreement evidencing such Restricted Shares. Any Restricted Shares shall vest over a period of at least three years from the date of grant.

(b) Effect of Termination of Employment

(i) If employment of a Participant with the Company shall terminate prior to the scheduled vesting dates of any Restricted Shares for any reason other than death or Disability, all Restricted Shares awarded to such Participant that have not vested shall be forfeited on the date of such termination without payment of any consideration therefor.

(ii) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant prior to the expiration of any vesting period, all Restricted Shares awarded to such Participant shall immediately vest.

(c) Consequences of a Change in Control

Upon a Change in Control, any Restricted Share granted under the Plan and outstanding at such time shall vest and become fully transferable.

11. STOCK BONUSES

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus; provided that to the extent that any such Stock Bonus may be subject to Section 409A of the Code, the agreement evidencing the grant of such Stock Bonus shall contain terms and conditions (including, without limitation, deferral and payment provisions), that comply with Section 409A of the Code and the regulations promulgated thereunder. Certificates for Shares granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

12. ADJUSTMENT UPON CHANGES IN COMMON STOCK

(a) Shares Available for Grants

In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number and classes of Shares and limits on Incentive Awards with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other event or transaction, the Committee shall make equitable adjustments in the number and class of Shares with respect to which Incentive Awards may be granted.

(b) Adjustments to Outstanding Incentive Awards

(i) In the event of any change in the capitalization of the Company or other corporate change or transaction involving the Company or its securities, the Committee shall make equitable adjustments in the number and class of shares subject to Options (including any Tandem SARs related thereto), Stand-Alone

SARs, Restricted Shares and Performance Units outstanding on the date on which such change occurs and in the exercise price of any such Option, Tandem SAR or Stand-Alone SAR. In the event of the occurrence of any transaction or event that has a substantial impact on the achievement of Performance Goals, the Committee shall make equitable adjustments to any such Performance Goals with respect to any then-current Performance Period.

(ii) In the event of (w) a dissolution or liquidation of the Company, (x) a sale of all or substantially all of the Company’s assets, (y) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (z) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, subject to Section 409A of the Code to the extent applicable, either:

(A) cancel each Option (including each Tandem SAR related thereto), Stand-Alone SAR, Performance Unit and Restricted Share outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option, Stand-Alone SAR, Performance Unit or Restricted Share was granted an amount in cash equal to (x) for each Share subject to an Option or Stand-Alone SAR, respectively, the excess of (A) the value of the property (including cash) received by the holder of a Share as a result of such event over (B) the exercise price of such Option or Stand-Alone SAR, or (y) for each Restricted Share or Performance Unit, the value of the property (including cash) received by the holder of a Share; or

(B) provide for the exchange of each Option (including any related Tandem SAR), Stand-Alone SAR, Performance Unit and Restricted Share outstanding immediately prior to such event (whether or not then vested or exercisable) for an option, a stock appreciation right or a share of restricted stock with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Option, Stand-Alone SAR, Performance Unit or Restricted Share would have received in such transaction and, incident thereto, make an equitable adjustment, in accordance with U.S. Department of Treasury Regulation §1.409A-1(b)(5)(v)(D), in the exercise price of the option or stock appreciation right, and/or the number of shares or amount of property subject to the option, stock appreciation right or share of restricted stock, or, if appropriate, provide for a cash payment to the Participant to whom such Option, Stand-Alone SAR, Performance Unit or Restricted Share was granted in partial consideration for the exchange of the Option, Stand-Alone SAR, Performance Unit or Restricted Share.

(C) No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

13. RIGHTS AS A STOCKHOLDER

No person shall have any rights as a stockholder with respect to any Shares covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 12 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD; SALE OF A DIVISION OR AFFILIATE

(a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the

Company, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(c) For all purposes of this Plan, the employment of a Participant with the Company shall be deemed to have terminated without Cause upon a sale or other disposition by Kindred, directly or indirectly, of an Affiliate or any division or business unit of the Company to which such Participant is allocated by the Committee, unless the Committee, in its sole discretion, determines otherwise.

15. SECURITIES MATTERS

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option (including any Tandem SAR related thereto) or Stand-Alone SAR granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option (including any Tandem SAR related thereto) or Stand-Alone SAR granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option, Tandem SAR or Stand-Alone SAR granted hereunder. During the period that the effectiveness of the exercise of an Option, Tandem SAR or Stand-Alone SAR has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16. WITHHOLDING TAXES

(a) Cash Remittance

Whenever Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of a Tandem SAR or Stand-Alone SAR or the payment of a Performance Unit, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or payment.

(b) Stock Remittance

At the election of the Participant, when Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Participant may tender to the Company a number of Shares previously held by such Participant for at least six months determined by such Participant, the Fair Market Value of which at the tender date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and not greater than the Participant’s required federal, state and local tax obligations associated with such exercise, vesting, payment or grant. Such election shall satisfy the Participant’s obligations under Paragraph 16(a) hereof, if any.

(c) Stock Withholding

At the election of the Participant when Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Company shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise, vesting, payment or grant date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and is not greater than the Participant’s required federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant’s obligations under Paragraph 16(a) hereof, if any.

17. AMENDMENT OF THE PLAN

The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Company’s stockholders would:

(a) except as is provided in Section 12 of the Plan, increase the total number of Shares reserved for the purpose of the Plan; or

(b) reduce the exercise price for Options, Stand-Alone SARS and Tandem SARS by repricing or replacing such Awards.

The Committee may amend the terms of any Award therefore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. Except as provided in Section 12, the Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Company provides certain Participants with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

18. NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR, shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

19. TRANSFERS UPON DEATH

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised or paid only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

20. EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

21. FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

22. EFFECTIVE DATE AND TERM OF PLAN

The Plan was initially adopted by the Board of Directors on February 12, 2002; no grants may be made under the Plan after the tenth anniversary of such date.

23. CODE SECTION 409A

The Company intends that the Plan and each Incentive Award granted hereunder shall comply with Section 409A of the Code and any regulations thereunder and that the Plan shall be interpreted, operated and administered accordingly. Any reservation of rights by the Company (including, without limitation, the rights of the Committee under Section 12(b)(ii) hereof) affecting the timing of payment of any Incentive Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code and any regulations thereunder.

KINDRED HEALTHCARE, INC. 680 SOUTH FOURTH STREET LOUISVILLE, KY 40202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kindred Healthcare, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Kindred Healthcare, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KNDRH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINDRED HEALTHCARE, INC.

The Board of Directors recommends a vote FOR the following proposals:

Vote on Directors

1.	Nominees:		For	Against	Abstain	Vote on Proposals		For	Against	Abstain

	1a.	Edward L. Kuntz	☐	☐	☐	2.	PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 2001 STOCK INCENTIVE PLAN	☐	☐	☐

	1b.	Ann C. Berzin	☐	☐	☐	3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008	☐	☐	☐

	1c.	Thomas P. Cooper, M.D.	☐	☐	☐

	1d.	Paul J. Diaz	☐	☐	☐

	1e.	Garry N. Garrison	☐	☐	☐

	1f.	Isaac Kaufman	☐	☐	☐

	1g.	John H. Klein	☐	☐	☐

	1h.	Eddy J. Rogers, Jr.	☐	☐	☐

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2008

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m. (EDT) on Thursday, May 22, 2008, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202.

IT IS IMPORTANT THAT YOU VOTE THESE SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Proxy Card, Annual Report and Form 10-K are available at www.proxyvote.com.

PROXY

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET, LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 22, 2008

The undersigned hereby appoints Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, and Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Company’s offices, 680 South Fourth Street, Louisville, Kentucky 40202, on Thursday, May 22, 2008, at 10:00 a.m., local time, or at any adjournments thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of shareholders and proxy statement, dated April 1, 2008, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment. The proposals set forth on the reverse hereof are proposed by the Company.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

SEE REVERSE SIDE.

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

Telephone: (502) 596-7300

Fax: (502) 596-4858

April 1, 2008

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

RE:	Kindred Healthcare, Inc.
File No. 001-14057
Definitive Proxy Statement

Ladies and Gentlemen:

On behalf of Kindred Healthcare, Inc. (the “Company”), please be advised that the Company’s Proxy Statement, form of proxy and Annual Meeting notice are currently being transmitted via EDGAR for filing pursuant to Rule 101 of Regulation S-T. Pursuant to Rule 14a-16, a Notice of Internet Availability of Proxy Materials will be mailed, and the Company’s Proxy Statement, form of proxy and Annual Meeting notice will be made available on the Internet, on or about April 8, 2008 to shareholders of record of the Company as of March 28, 2008.

Please contact the undersigned if you have comments or questions regarding this transmission.

Sincerely,

/s/ Joseph L. Landenwich

Joseph L. Landenwich

Senior Vice President of Corporate Legal Affairs

and Corporate Secretary